THIS RECEIVABLES PURCHASE AND SALE AGREEMENT (the "Agreement") is made as of December 18, 1997, --------- among:

         (1) SYNTHETIC INDUSTRIES, INC. ("Synthetic"), a Delaware corporation, as the originator (the "Originator");

         (2) SYNTHETIC FUNDING CORPORATION, a Delaware corporation (the "Buyer"); and

         (3)      SYNTHETIC  INDUSTRIES,  INC.,  in its  capacity as the initial
                  Collection   Agent  (as  defined  below)  hereunder  (in  such
                  capacity, the "Collection Agent").


                                   WITNESSETH:

                  WHEREAS, the Originator desires to sell, and the Buyer desires to purchase, all of the Originator's right, title and interest in the accounts receivable originated by the Originator on the terms and conditions provided herein;

                  NOW, THEREFORE, the parties hereto, intending to be legally bound hereby, agree as follows:


                                    ARTICLE I
                                   DEFINITIONS

     SECTION 1.01.  Certain Defined Terms.

                  (a) Certain capitalized terms used throughout this Agreement are defined above or in this Section 1.01.

                  (b) As used in this Agreement and its exhibits, the following terms shall have the following meanings (such meanings to be equally applicable to both the singular and plural forms of the terms defined).

                  "Actual Dilution" means, on any Business Day with respect to any Receivable or Receivables, the actual reduction in the Outstanding Balance of such Receivable or Receivables as a result of any of the Dilution Factors.

                  "Adverse Claim" means a lien, security interest, charge, encumbrance or other right or claim of any Person.

                  "Affiliate" when used with respect to a Person means any other Person controlling, controlled by or under common control with such Person.

                  "Asset Report" has the meaning set forth in the Receivables Purchase Agreement.

                  "Asset Report Date" means, with respect to any calendar month, the eighth day of such month, or if such date is not a Business Day, the next Business Day to occur thereafter.

                  "Average Maturity"has the meaning set forth in the Receivables Purchase Agreement.

                  "Bankruptcy Code" means the Bankruptcy Reform Act of 1978 (11 U.S.C. ss.ss. 101 et seq.), as amended from time to time, or any successor statute.

                  "Base Rate" means, on any day, a fluctuating rate of interest per annum equal to the higher of (a) the per annum rate of interest announced from time to time by BankBoston, N.A. at its head office in Boston, Massachusetts as its "base rate", and (ii) 1/2 of one percent per annum above the Federal Funds Rate.

                  "Benefit  Plan" means any employee  benefit plan as defined in
Section 3(3) of ERISA in respect of which the Originator or any ERISA Affiliate of the Originator is, or at any time during the immediately preceding six years was, an "employer" as defined in Section 3(5) of ERISA.

                  "Business Day" means a day of the year other than a Saturday or a Sunday on which banks are required to be open in New York City, Atlanta, Georgia and Boston, Massachusetts.

                  "Closing Date" means the date on which the Buyer makes the Initial Purchase of Receivables under this Agreement.

                  "Code" means the Internal Revenue Code of 1986, as amended, and any successor statute.

                  "Collection  Account"  has  the  meaning  set  forth  in   the
Receivables Purchase Agreement.

                  "Collection Account Bank" means the financial institution maintaining the Collection Account, which initially shall be BankBoston, N.A.

                  "Collection   Agent"   means  at  any  time  the  Person  then
authorized   pursuant  to  Article  VI  to  service,   administer   and  collect
Receivables.

                  "Collection Agent Fee" has the meaning set forth in the Receivables Purchase Agreement.

                  "Collection Agent Termination Event" means the occurrence of any of the following:

                  (i)  any Event of Termination;

                  (ii) a material failure on the part of the Collection Agent to observe or perform any of its duties or obligations as Collection Agent under this Agreement or as "Collection Agent" under the Receivables Purchase Agreement and such failure shall continue uncured or unwaived for a period of 15 days after written notice thereof to the Collection Agent; or


                  (iii) in the event that the Collection Agent is Synthetic or any of its Affiliates, Synthetic shall fail to comply at any time with any of the provisions of Section 12.1 of the Revolving Credit Agreement, or any other similar provisions of the Revolving Credit Agreement (including, without limitation, any replacement or refinancing Revolving Credit Agreement) which from time to time may contain financial covenants or related "Events of Default" (and in the event that the Revolving Credit Agreement is canceled or terminated (and not replaced or refinanced), or otherwise ceases to be in force at any time hereafter, the foregoing provisions shall apply to the above-referenced sections of the Revolving Credit Agreement, as such provisions were in effect on the day prior to the day on which the Revolving Credit Agreement was so canceled or terminated, or otherwise ceased to be in force), and such failure to comply shall continue uncured or unwaived for a period of 30 days or more.

                  "Collection Date" means the date following the Termination Date on which the aggregate Outstanding Balance of all Receivables sold hereunder has been reduced to zero (or such earlier date which is 365 days after all outstanding Receivables sold hereunder have become written-off in accordance with the Credit and Collection Policy), the Buyer has received all other amounts due to it in connection with this Agreement or any other agreement executed pursuant hereto or in connection herewith.

                  "Collections" means, with respect to any Receivable, all cash collections and other cash proceeds of such Receivable, including, without limitation, all cash proceeds of the Related Security with respect thereto.

                  "Contract" means an invoice issued by the Originator to a Person, or an agreement between the Originator and a Person, in each case in substantially the form of one of the forms set forth in Exhibit A pursuant to or under which such Obligor shall be obligated to make one or more payments to the Originator.

                  "Credit  and   Collection   Policy"  means  those  credit  and
collection   policies  and  practices  relating  to  Contracts  and  Receivables described in Schedule II.

                  "Daily Settlement Report" means a report prepared by the Collection Agent under the Receivables Purchase Agreement.

                  "DCR" means Duff & Phelps Credit Rating Co., and any successor thereto.

                  "Debt" of any Person means (a) indebtedness of such Person for borrowed money, (b) obligations of such Person evidenced by bonds, debentures, notes or other similar instruments, (c) obligations of such Person to pay the deferred purchase price of property or services beyond ordinary course of business payment terms for trade payables, (d) obligations of such Person as lessee under leases which shall have been or should be, in accordance with GAAP, recorded as capital leases, (e) obligations secured by an Adverse Claim upon property or assets owned by such Person, even though such Person has not assumed or become liable for the payment of such obligations and (f) obligations of such Person under direct or indirect guaranties in respect of, and obligations (contingent or otherwise) to purchase or otherwise acquire, or otherwise to assure a creditor against loss in respect of, indebtedness or obligations of others of the kinds referred to in clauses (a) through (e) above.


                  "Defaulted Receivable" means a Receivable (a) as to which any payment, or part thereof, remains unpaid for more than 90 days from the original due date for such payment, (b) as to which the Obligor thereof has taken any action constituting an Insolvency Event, or suffered any Insolvency Event to exist or (c) which, consistent with the Credit and Collection Policy, has been or should be written off the Originator's books as uncollectible.

                  "Dilution Factors" means, with respect to the Receivables, any credits, rebates, freight charges, discounts, allowances, disputes, chargebacks, returned or repossessed goods, inventory transfers, allowances for early payments and other allowances or adjustments granted in accordance with the Collection Agent's or the Originator's usual practices.

                  "Dilution Adjustment Credit" means, on any Business Day, the Actual Dilution reported by the Collection Agent in the applicable Daily Settlement Report for the immediately preceding Business Day.

                  "Discount Factor" means a percentage calculated to provide the Buyer with a reasonable return on its investment in the Transferred Assets after taking account of (i) the time value of money based upon the anticipated dates of collection of the Transferred Assets, (ii) the risk of nonpayment by the Obligors and (iii) the costs of servicing the Receivables to be performed by the Originator. The initial Discount Factor shall be 2.30 %. The Originator and the Buyer may agree in writing from time to time to change the Discount Factor based on changes in one or more of the items affecting the calculation thereof; provided, however, that any change to the Discount Factor shall take effect as of the commencement of a calendar month, shall apply only prospectively and shall not affect the Purchase Price payment in respect of Purchases which occurred during any calendar month ending prior to the calendar month during which the Originator and the Buyer agree to make such change.

                  "EagleFunding"  means  EagleFunding  Capital  Corporation,   a
Delaware corporation.

                  "Eligible Receivable" means, at any time, a Receivable:

                  (a) the Obligor of which is not an Affiliate of any of the parties hereto, and is not a government or a governmental subdivision or agency;

                  (b) which is not a Defaulted Receivable and with respect to which no scheduled payment, or any part thereof, remains unpaid for more than 30 days from the original due date therefor, and the Obligor of which is not the Obligor of any Defaulted Receivables in the aggregate amount of 20% or more of the aggregate Outstanding Balance of all Receivables of such Obligor;


                  (c) which arises under a Contract (i) the performance of which has been completed by the Originator and by all other parties other than the Obligor, (ii) that requires such Receivable to be paid in full within 60 days of the original invoice date therefor (provided, however, that at any time of determination hereunder, no more than 1.0% of the Outstanding Balance of Purchased Receivables may have terms which require payment in full within a number of days of the original invoice date therefor of between 61 and 90, inclusive) and (iii) that has been duly authorized and, together with such Receivable, is in full force and effect and constitutes the legal, valid and binding obligation of the Obligor of such Receivable, enforceable against such Obligor in accordance with its terms and is not subject to any dispute, offset, counterclaim or defense whatsoever;

                  (d) (i) which is an "account" within the meaning of Section 9-106 of the UCC of all applicable jurisdictions, (ii) which has been invoiced by the Originator and as to which all performance and other action required to be taken in connection therewith by the Originator for the Obligor has been so performed or taken, (iii) is denominated and payable only in United States dollars in the United States, (iv) no portion of which is payable on account of sales taxes, and (v) in which the Originator can grant a perfected security interest;

                  (e) which arises in the ordinary course of the Originator's business in connection with a sale of goods within the United States;

                  (f) the assignment of which (including, without limitation, the sale of an undivided percentage interest therein and the assignment of any Related Security) does not contravene or conflict with any applicable laws, rules or regulations or any contractual or other restriction, limitation or encumbrance;

                  (g) which does not have an Adverse Claim filed against it (other than pursuant to the Receivables Purchase Agreement) and is not otherwise subject to an Adverse Claim and has not been compromised, adjusted or modified in any material respect (including by extension of time of payment or the granting of any discounts, allowances or credits (other than as stated on the invoice));

                  (h) which, together with the Contract related thereto, does not contravene in any material respect any laws, rules or regulations applicable thereto (including, without limitation, laws, rules and regulations relating to truth in lending, fair credit billing, fair credit reporting, equal credit opportunity, fair debt collection practices and privacy) and with respect to which no party to the Contract related thereto is in violation of any such law, rule or regulation in any material respect;

                  (i) which satisfies, and has been originated in accordance with, all applicable requirements of the Credit and Collection Policy;


                  (j) as to which the Buyer has not notified the Originator and the Collection Agent that the "Deal Agent" under the Receivables Purchase Agreement has determined, in its reasonable business judgement as detailed in such notice, that the Obligor of such Receivable is an unreasonable risk;

                  (k) the Obligor of which is not a Person to whom the Originator or any of its Affiliates owes any accounts payable or other Debt and is otherwise not a Person in respect of which the Originator maintains any contra accounts on its books and records; and

                  (l)  with  respect  to  which,   (i)  prior  to  the  Purchase
         hereunder, the Originator has a first priority ownership interest therein, free and clear of any Adverse Claim, except as otherwise contemplated under the Intercreditor Agreement, and (ii) from and after the Purchase hereunder, Buyer has a properly perfected first priority ownership interest therein, free and clear of any Adverse Claim.

                  "ERISA" means the U.S. Employee Retirement Income Security Act of 1974, as amended from time to time, and the regulations promulgated and rulings issued thereunder.

                  "ERISA Affiliate" means (a) any corporation which is a member of the same controlled group of corporations (within the meaning of Section 414(b) of the Code) as the Originator; (b) a trade or business (whether or not incorporated) under common control (within the meaning of Section 414(c) of the
Code) with the Originator or (c) a member of the same affiliated service group (within the meaning of Section 414(m) of the Code) as the Originator, any corporation described in clause (a) above or any trade or business described in clause (b) above.

                  "Event of Termination" has the meaning assigned to that term in Section 7.01.

                  "GAAP" means generally accepted accounting principles as in effect from time to time in the United States, in each case consistently applied.

                  "Indemnified Amounts" has the meaning assigned to that term in
Section 8.01.

                  "Indemnified Parties" has the meaning assigned to that term in
Section 8.01.

                  "Initial Purchase" means the initial purchase made by the Buyer hereunder.

                  "Insolvency Event" means, with respect to any Person, any of the following events: such Person shall make a general assignment for the benefit of creditors; or any case or proceeding shall be instituted by or against such Person seeking to adjudicate it a bankrupt or insolvent, or seeking liquidation, dissolution, winding up, reorganization, arrangement, adjustment, protection, relief, or composition of it or its debts under any law relating to bankruptcy, insolvency or reorganization or relief of debtors, or seeking the entry of an order for relief or the appointment of a receiver, trustee, or other similar official for it or for any substantial part of its property.


                  "Intercreditor Agreement" means that certain Intercreditor Agreement, dated as of December 18, 1997, among BankBoston, N.A. (in its capacity as "Agent" under the Revolving Credit Agreement), the Collection Agent, the Originator, the Buyer, EagleFunding and BancBoston Securities Inc. (in its capacity as the "Deal Agent" under the Receivables Purchase Agreement), as the same may be amended, restated, supplemented or otherwise modified or replaced, from time to time thereafter.

                  "Investment" means, with respect to any Person, any direct or indirect loan, advance or investment by such Person in any other Person, whether by means of share purchase, capital contribution, loan or otherwise, excluding the acquisition of Receivables and other Transferred Assets (and interests therein) pursuant to this Agreement and excluding commission, travel and similar advances to officers, employees and directors made in the ordinary course of business.

                  "Investment Company Act" means the Investment Company Act of 1940, as amended.

                  "Lock-Box" means a post office box to which Collections are remitted for retrieval by a Lock-Box Bank and deposited by such Lock-Box Bank into a Lock-Box Account.

                  "Lock-Box Account" means an account maintained for the purpose of receiving Collections at a bank or other financial institution which has executed a Lock-Box Agreement.

                  "Lock-Box Agreement" means an agreement, in substantially the form of Exhibit B, among the Originator, the Buyer, the Collection Agent, the "Deal Agent" under the Receivables Purchase Agreement and a Lock-Box Bank.

                  "Lock-Box Bank" means any of the banks or other financial institutions holding one or more Lock-Box Accounts.

                  "Materially Adverse Effect" means any act, omission, situation, circumstance, event or undertaking which could, singly or in any combination with one or more other acts, omissions, situations, circumstances, events or undertakings, have, or are reasonably likely to have, a materially adverse effect upon (a) the business, assets, properties, liabilities, financial condition, or results of operations of the Originator and its subsidiaries taken as a whole, (b) the value of the whole or any material part of the Transferred Assets, the interests therein transferred or purported to be transferred pursuant to the terms hereof or the priority of such interests, (c) the respective ability of the Originator or any of its subsidiaries to perform any obligations under this Agreement or any other Originator Document to which it is a party, or (d) the legality, validity, binding effect or enforceability of any Originator Document or the ability of the Buyer or the Deal Agent to enforce any rights or remedies under or in connection with any Originator Document.

                  "Moody's" means Moody's Investors Service, Inc., and any successor thereto.


                  "Monthly Payment Date" means, with respect to any calendar month, the [tenth] day of such month, or if such date is not a Business Day, the next Business Day to occur thereafter.

                  "Multiemployer Plan" means a "multiemployer plan" as defined in Section 4001(a)(3) of ERISA which is or was at any time during the current year or the immediately preceding five years contributed to by the Originator or any ERISA Affiliate on behalf of its employees.

                  "Noncomplying Receivable" means any Receivable with respect to which the Originator has received notice from the Buyer that such Receivable was not an Eligible Receivable as of the date purchased hereunder or that the Originator otherwise breached any representation, warranty or covenant made with respect to such Receivable hereunder.

                  "Noncomplying Receivables Adjustment" means, with respect to any calendar month, an amount equal to (i) the aggregate Outstanding Balance for all Receivables which the Buyer identified to the Originator as Noncomplying Receivables during such calendar month minus (ii) all Collections received during such calendar month on account of Receivables originated by the Originator with respect to which Noncomplying Receivables Adjustments were previously paid.

                  "Obligor" means a Person obligated to make payments pursuant to a Contract.

                  "Originator Documents" means this Agreement, the Lock-Box Agreements, the Intercreditor Agreement, the Revolving Credit Agreement, and all other certificates, instruments, UCC financing statements, reports, notices, agreements and documents executed or delivered under or in connection with this Agreement, in each case as the same may be amended, supplemented or otherwise modified from time to time in accordance with this Agreement.

                  "Outstanding Balance" of any Receivable at any time means the then outstanding principal balance thereof.

                  "Person" means an individual, partnership, corporation (including a business trust), joint stock company, trust, unincorporated association, joint venture, government (or any agency or political subdivision thereof) or other entity.

                  "Purchase" means a purchase of Transferred Assets by the Buyer from the Originator pursuant to Section 2.01.

                  "Purchase  Price"  means,  with respect to any Purchase on any date, the aggregate price to be paid to the Originator for such Purchase in accordance with Section 2.2 for the Receivables, Related Security and Collections being sold to the Buyer on such date, which price shall equal the product of (x) the aggregate Outstanding Balance of such Receivables and (y) one minus the Discount Factor then in effect.


                  "Receivable" means the indebtedness of any Obligor under a Contract whether constituting an account, chattel paper, instrument, general intangible or any other type of property, which arises from a sale of merchandise or the performance of services by the Originator. Each Receivable shall include the right to payment of any interest or finance charges and other obligations of the Obligor with respect thereto.

                  "Records" means all Contracts and other documents, books, records and other information (including without limitation, computer programs, tapes, disks, punch cards, data processing software and related property and rights) maintained with respect to Receivables and the related Obligors which the Originator has itself generated or in which the Originator has otherwise obtained an interest.

                  "Related Security" means with respect to any Receivable:

                  (a) all of the Originator's interest in the merchandise (including returned, repossessed or foreclosed merchandise), if any, relating to the sale which gave rise to such Receivable;

                  (b) all other Adverse Claims and property subject thereto from time to time purporting to secure payment of such Receivable, whether pursuant to the Contract related to such Receivable or otherwise;

                  (c)the assignment to the Buyer of all UCC financing statements covering any collateral securing payment of such Receivable;

                  (d) all guarantees, indemnities, warranties, letters of credit, insurance policies and proceeds and premium refunds thereof and other agreements or arrangements of whatever character from time to time supporting or securing payment of such Receivable whether pursuant to the Contract related to such Receivable or otherwise;

                  (e)      all Records; and

                  (f)      all proceeds of the foregoing.

                  "Receivables Purchase Agreement" means that certain Receivables Purchase Agreement dated as of December 18, 1997 by and among the Buyer, as the seller thereunder, EagleFunding, as the purchaser, BancBoston Securities Inc., as the deal agent, and Synthetic, as the collection agent, as the same may be amended, restated, supplemented or otherwise modified from time to time.

                  "Revolving Credit Agreement" means that certain Loan and Security Agreement dated as of December 18, 1997, between the Originator, the financial institutions parties thereto as "Lenders", and BankBoston, N.A., as agent to the Lenders, as the same may be amended, restated, supplemented, replaced or otherwise modified from time to time, any successor agreement, and any agreement pursuant to which the Debt issued under any such "Revolving Credit Agreement" is refinanced.


                  "S&P" means Standard & Poor's Ratings Services, a division of The McGraw-Hill Companies, Inc., and any successor thereto.

                  "Termination Date" means the date on which the Originator's obligation to sell and the Buyer's obligation to purchase Receivables hereunder terminates, which date shall occur on the earliest of (i) the occurrence of the "Termination Date" under the Receivables Purchase Agreement, (ii) the date on which an Insolvency Event occurs with respect to Synthetic, the Originator or the Buyer and (iii) upon the occurrence and during the continuance of an Event of Termination, the date on which the Buyer declares its obligation to purchase Receivables hereunder to be terminated.

                  "Transferred Assets" means, with respect to any Purchase or Purchases, (a) the Receivables sold to the Buyer in connection with such Purchase or Purchases, (b) all Related Security relating to such Receivables, and (c) all Collections with respect to, and other proceeds of, such Receivables.

                  "UCC" means the Uniform Commercial Code as from time to time in effect in the specified jurisdiction.

                  "United States" means the United States of America.

                  SECTION 1.02. Accounting and Certain Other Terms. All accounting terms not specifically defined herein shall be construed in accordance with GAAP, and all accounting determinations made and all financial statements prepared hereunder shall be made and prepared in accordance with GAAP. All undefined terms contained in this Agreement which are used in Article 9 of the UCC in the State of New York shall have the meanings provided for by such Article 9.

                  SECTION 1.03. Other Terms. The words "herein," "hereof," and "hereunder" and other words of similar import refer to this Agreement as a whole, including the exhibits and schedules hereto, as the same may from time to time be amended or supplemented and not to any particular section, subsection, or clause contained in this Agreement, and all references to Sections, Exhibits and Schedules shall mean, unless the context clearly indicates otherwise, the Sections hereof and the Exhibits and Schedules attached hereto, the terms of which Exhibits and Schedules are hereby incorporated into this Agreement. Whenever appropriate, in the context, terms used herein in the singular also include the plural, and vice versa.

                  SECTION 1.04. Computation of Time Periods. Unless otherwise stated in this Agreement, in the computation of a period of time from a specified date to a later specified date, the word "from" means "from and including" and the words "to" and "until" each mean "to but excluding."



                                   ARTICLE II
                       AMOUNTS AND TERMS OF THE PURCHASES.

                  SECTION 2.01. Agreement to Purchase. (a) On the terms and conditions hereinafter set forth, the Buyer agrees to make the Initial Purchase hereunder on the Closing Date by purchasing from the Originator, and the Originator agrees to sell to the Buyer, all Receivables of the Originator existing as of the close of business on the Business Day immediately prior to the Closing Date, together with all of the Related Security relating to such Receivables, all Collections with respect to, and other proceeds of, such Receivables. On each Business Day after the Initial Purchase until the occurrence of the Termination Date, the Buyer agrees to purchase from the Originator, and the Originator agrees to sell to the Buyer, all Receivables of the Originator existing as of the close of business on the immediately preceding Business Day which have not been previously purchased hereunder, together with all of the Related Security relating to such Receivables and all Collections with respect to and other proceeds of such Receivables. Prior to making any Purchase hereunder, the Buyer may request of the Originator, and the Originator shall deliver, such approvals, opinions, information, reports or documents as the Buyer may reasonably request.

                  (b) It is the intention of the parties hereto that each Purchase of Receivables to be made hereunder shall constitute a "sale of accounts," as such term is used in Article 9 of the UCC of the State of New York, and not a loan secured by such accounts. Except for the Noncomplying Receivables Adjustment made on each Asset Report Date and the Dilution Adjustment Credit made on any Business Day, each sale of Receivables by the Originator to the Buyer is made without recourse; provided, however, that (i) the Originator shall be liable to the Buyer for all representations, warranties and covenants made by the Originator pursuant to the terms of this Agreement, and (ii) such sale does not constitute and is not intended to result in an assumption by the Buyer or any assignee thereof of any obligation of the Originator or any other person arising in connection with the Transferred Assets, or any other obligations of the Originator. In view of the intention of the parties hereto that the Purchases of Receivables to be made hereunder shall constitute a sale of such Receivables rather than a loan secured by such Receivables, the Originator agrees to note on its financial statements that the Receivables have been sold to the Buyer.

                  (c) The parties hereto acknowledge that on the Closing Date the Originator shall, and from time to time thereafter the Originator may (but without any obligation to do so), contribute to the capital of Buyer such amounts as may be necessary or desirable for the operation of Buyer's business and the payment of its obligations under this Agreement. In connection with any such contribution, the parties hereto agree that the Originator may, in lieu of making a cash transfer, authorize Buyer to deduct the amount of such contributions from the Purchase Price otherwise payable by Buyer to the Originator on the applicable date. All of the Receivables so paid for through such deductions shall constitute Transferred Assets within the meaning of this Agreement and shall be subject to all of the representations, warranties and covenants hereunder to the same extent as if Buyer had paid the Purchase Price for such Receivables with cash from its own funds.


                  SECTION 2.02. Payment for the Purchases. (a) The Purchase Price for each Purchase shall be payable in full in cash by the Buyer to the Originator or its designee on the date of such Purchase; except that the Buyer may, with respect to any Purchase, offset against such Purchase Price, (i) any positive Noncomplying Receivables Adjustments or other amounts shown on an Asset Report as owing from the Originator to the Buyer and which remain unpaid; (ii) any Dilution Adjustment Credits for Receivables sold by the Originator reported on the Daily Settlement Report for such date and any Dilution Adjustment Credits for Receivables sold by the Originator and reported in any previous Daily Settlement Report which remain unpaid; and (iii) any other amounts owed by the Originator to the Buyer hereunder and which remain unpaid.

                  (b) If, on any day, the amount of cash available to the Buyer under the Receivables Purchase Agreement is less than the Purchase Price owing for all Purchases of Receivables to be made on such day, then the Buyer may, by written notice to the Originator, elect to pay such remaining part of the Purchase Price by borrowing a subordinated revolving loan (each an "Originator Loan") and the Originator shall have irrevocably agreed to advance, and shall be deemed to have advanced, an Originator Loan in the amount so specified by the Buyer; provided, however, that the Buyer may not make any such election and the Originator shall not have any obligation to extend any Originator Loans to the Buyer if, as a result thereof, the aggregate unpaid principal amount of all of the Originator Loans would exceed the sum of (i) the aggregate Outstanding Balance of Eligible Receivables as of the opening of business on such date minus
(ii) the outstanding  "Capital" under the Receivables  Purchase  Agreement minus
(iii) an amount equal to the amount described in clause (ii) above times the "Loss Reserve Percentage" most recently calculated under the Receivables Purchase Agreement.

                  (c) The Originator Loans advanced by the Originator shall be evidenced by, and payable in accordance with the terms and provisions of, a promissory note (the "Originator Note") payable to the Originator in the form of Exhibit E attached hereto. On each Business Day, to the extent that the Buyer receives either Collections or proceeds from any sales under the Receivables Purchase Agreement which, in any case, it is not required to hold in trust for, or remit to, the Collection Agent or the "Deal Agent" under the Receivables Purchase Agreement, then the Buyer shall remit such funds to the Originator (net of any funds needed to pay existing expenses which are then accrued and unpaid) in the following order of priority and application: first to pay the Purchase Price owed on such date; second to pay any Noncomplying Receivables Adjustment payments owed under Section 2.03; and third to pay amounts owed under the Originator Notes.

                  (d) The Originator Loans shall, subject to the terms of the Originator Note, be subordinated to the prior right and payment in full of all recourse obligations of the Buyer under the Receivables Purchase Agreement.

                  SECTION 2.03. Settlement Procedures. (a) Daily. On each Business Day, the Collection Agent shall, as part of the Daily Settlement Report delivered under the Receivables Purchase Agreement, note the Dilution Adjustment Credit due to the Buyer from the Originator. The Buyer shall subtract such Dilution Adjustment Credit from the Purchase Price which would otherwise be owed to the Originator on such day and, if the amount of such credit exceeds the amount of such Purchase Price, the unused amount of the Dilution Adjustment Credit shall be applied as a prepayment of the then outstanding principal amount of the Originator Note issued in favor of the Originator. Any remaining unutilized amount of the Dilution Adjustment Credit shall be credited by the Buyer against all future Purchases from the Originator; provided, however, that if such credits are not fully utilized within five (5) Business Days, the Originator shall pay the remaining amount of such credit in cash on the next succeeding Business Day.


                  (b) Monthly. On or prior to each Asset Report Date, the Collection Agent shall prepare and deliver to the Buyer, as part of the Asset Report delivered under the Receivables Purchase Agreement, a statement of the Noncomplying Receivables Adjustment due to the Buyer from the Originator or from the Buyer to the Originator, as the case may be. If the Noncomplying Receivables Adjustment is a positive number, such number shall be shown on the Asset Report as an amount due to the Buyer and the Buyer shall subtract such Noncomplying Receivables Adjustment from the Purchase Price which would otherwise be owed to the Originator on such day and, if the amount of such adjustment exceeds the amount of such Purchase Price, the unused positive amount of the Noncomplying Receivables Adjustment shall be applied as a prepayment of the then outstanding principal amount of the Originator Note held by the Originator. Any remaining unutilized positive amount of the Noncomplying Receivables Adjustment shall be credited by the Buyer against all future Purchases from the Originator; provided, however, that if such credits are not fully utilized within five (5) Business Days, the Originator shall pay the remaining amount of such adjustment in cash on the next succeeding Business Day. Alternatively, if the Noncomplying Receivables Adjustment is a negative number, such number shall be shown on the Asset Report as an amount due to the Originator, and the Buyer shall pay to the Originator the amount, if any, shown on the Asset Report as the net amount due from Buyer to the Originator. To the extent that such net amount due remains unpaid as of the end of such Asset Report Date, the principal amount of the Originator Note issued to the Originator shall be increased on the applicable Asset Report Date by such remaining unpaid amount, subject, however, to the limits on the amounts of the Originator Note permitted under Section 2.02(b) above.

                  (c) Generally. Until the Originator or the Buyer shall notify the Collection Agent of any exceptions to the calculations contained therein, the calculations of the Dilution Adjustment Credit and Noncomplying Receivables Adjustment in each Daily Settlement Report and each Asset Report shall be deemed to be correct as originally delivered. If the Originator or the Buyer shall have notified the Collection Agent of any exceptions to such calculations, the Originator and the Buyer shall promptly endeavor to resolve the matters set forth in such notice. If no such resolution is agreed upon on or before the next Asset Report Date, however, then the Asset Report originally delivered by the Collection Agent shall, absent manifest error, continue to be presumed correct until a resolution is reached to the contrary. Nothing contained in this Section 2.03(c) shall be deemed to limit the rights of the Buyer under Section 8.01.

                  SECTION 2.04. Payments and Computations, Etc. All amounts to be paid by the Originator or the Collection Agent to the Buyer hereunder shall be paid in accordance with the terms hereof no later than 11:00 A.M. (Boston, Massachusetts time) on the day when due in immediately available funds to such account as the Buyer may from time to time specify in writing. Payments received by the Buyer after such time shall be deemed to have been received on the next Business Day. In the event that any payment becomes due on a day which is not a Business Day, then such payment shall be made on the next succeeding Business Day. The Originator shall, and if the Originator is the Collection Agent, the Collection Agent shall, to the extent permitted by law, pay to the Buyer, on demand, interest on all amounts not paid when due hereunder (whether owing by the Originator individually or by the Collection Agent) at 2.0% per annum above the Base Rate, payable on demand; provided, however, that such interest rate shall not at any time exceed the maximum rate permitted by applicable law. All computations of interest payable hereunder shall be made on the basis of a year of 360 days for the actual number of days (including the first but excluding the last day) elapsed.


                  SECTION 2.05. Transfer of Records to the Buyer. (a) Each Purchase of Receivables hereunder shall include the transfer to the Buyer of all of the Originator's right and title to and interest in the Records relating to such Receivables and rights to the use of the Originator's computer software to access and create the Records, and the Originator hereby agrees that such transfer shall be effected automatically with each such Purchase, without any action on the part of the parties hereto or any further documentation.

                  (b) The Originator shall take such action requested by the Buyer, from time to time hereafter, that may be necessary or appropriate to ensure that the Buyer and its assignees have (i) an enforceable ownership interest in the Records relating to the Receivables purchased hereunder and (ii) an enforceable right (whether by license or sublicense or otherwise) to use all of the computer software used to account for the Receivables and/or to recreate such Records.



                                   ARTICLE III
                             CONDITIONS OF PURCHASES

                  SECTION 3.01. Conditions Precedent to Initial Purchase. The Initial Purchase hereunder is subject to the conditions precedent that the Buyer shall have received on or before the date of such purchase the items listed in
Schedule I, each (unless otherwise indicated) dated such date, in form and substance satisfactory to the Buyer.

                  SECTION 3.02. Conditions Precedent to All Purchases and Remittances of Collections. Each Purchase (including the Initial Purchase) from the Originator by the Buyer shall be subject to the further conditions precedent that (a) with respect to any such Purchase (other than the Initial Purchase), on or prior to the date of such Purchase, the Collection Agent shall have delivered to the Buyer, in each case in form and substance satisfactory to the Buyer, a completed Asset Report dated within 30 days prior to the date of such Purchase and a completed Daily Settlement Report dated no more than one Business Day prior to the date of such Purchase, and in each case containing such additional information as may be reasonably requested by the Buyer; (b) on the date of such Purchase, the following statements shall be true:


                  (i)  The  representations  and warranties contained in Section
         4.01 are correct on and as of such day as though made on and as of such date,

                  (ii) No event has occurred and is continuing, or would result from such Purchase, which constitutes an Event of Termination, and

                  (iii) No law or regulation shall prohibit, and no order, judgment or decree of any federal, state or local court or governmental body, agency or instrumentality shall prohibit or enjoin, the making of such Purchase by the Buyer in accordance with the provisions hereof.

and (c) the Buyer shall have received such other approvals, opinions or documents as the Buyer may reasonably request.

                  SECTION  3.03.  Effect  of  Payment  of  Purchase  Price.  The
Originator, by accepting the proceeds of the Purchase Price for a Purchase, shall be deemed to have certified to the Buyer the satisfaction of the conditions precedent described in the immediately preceding Section 3.02. Upon the payment of the Purchase Price for any Purchase, (whether in cash or by the making of an Originator Loan pursuant to Section 2.02(b)), title to the Transferred Assets included in such Purchase shall vest irrevocably in the Buyer, whether or not the conditions precedent to such Purchase were in fact satisfied; provided, however, that the Buyer shall not be deemed to have waived thereby any claim for indemnification it may have under this Agreement for the failure by the Originator in fact to have satisfied any such condition precedent.


                                   ARTICLE IV
                         REPRESENTATIONS AND WARRANTIES

                  SECTION 4.01. Representations and Warranties of the Originator. The Originator represents and warrants that as of the date hereof, as of the date of the Initial Purchase and as of the date of each subsequent
Purchase:

                  (a) The Originator is a corporation duly incorporated, validly existing and in good standing under the laws of its jurisdiction of incorporation and is duly qualified to do business, and is in good standing, in every jurisdiction in which the nature of its business requires it to be so qualified and the failure to do so could reasonably be expected to materially and adversely affect the Originator's ability to perform hereunder or the ability to sell or collect the Purchased Receivables hereunder.

                  (b) The execution, delivery and performance by the Originator of this Agreement and all other Originator Documents to be entered into by it, including the Originator's use of the proceeds of Purchases, are within the Originator's corporate powers, have been duly authorized by all necessary corporate action, do not contravene (i) the Originator's charter or by-laws,
(ii) any law, rule or regulation applicable to the Originator, (iii) any contractual restriction binding on or affecting the Originator or its property or (iv) any order, writ, judgment, award, injunction or decree binding on or affecting the Originator or its property, and do not result in or require the creation of any lien, security interest or other charge or encumbrance upon or with respect to any of its properties (other than in favor of the Buyer with respect to the Transferred Assets); and no transaction contemplated hereby requires compliance with any bulk sales act or similar law. This Agreement and each other Originator Document to be entered into by the Originator has each been duly executed and delivered by the Originator.


                  (c) No authorization or approval or other action by, and no notice to or filing with, any governmental authority or regulatory body is required for the due execution, delivery and performance by the Originator of this Agreement or any other Originator Document to be entered into by it, except for the filing of the UCC financing statements referred to in Article III, all of which financing statements have been duly filed and are in full force and effect.

                  (d) This Agreement and each other Originator Document to be entered into by the Originator constitute the legal, valid and binding obligation of the Originator enforceable against the Originator in accordance with their respective terms subject to bankruptcy and similar laws affecting creditors generally and principles of equity.

                  (e) (i) The Originator has furnished to the Buyer and the Deal Agent (as such term is defined in the Receivables Purchase Agreement)
         (A) copies of the Originator's audited consolidated balance sheet as at September 30, 1996, and the related audited consolidated statements of income and cash flow for the fiscal year of the Originator then ended reported on by Deloitte & Touche LLP, which financial statements present fairly in all material respects in accordance with GAAP the financial position of the Originator and its consolidated subsidiaries as at September 30, 1996, and the results of operations of the Originator and its consolidated subsidiaries for the fiscal year of the Originator then ended, and (B) copies of the Originator's unaudited consolidated balance sheet as at June 30, 1997, and the related unaudited consolidated statements of income and cash flow for the nine-month period then ended, which financial statements present fairly in all material respects in accordance with GAAP the financial position of the Originator and its consolidated subsidiaries as at June 30, 1997, and the results of operations of the Originator and its consolidated subsidiaries for the nine-month period then ended; and

                           (ii) since June 30, 1997, (A) no material adverse change has occurred in the business, assets, liabilities, financial condition, or results of operations or business prospects of the Originator and its subsidiaries taken as a whole, and (B) no event has occurred or failed to occur which has had, or may have, singly or in the aggregate, a Materially Adverse Effect.

                  (f) Except as described in Schedule 7.1(k) of the Revolving Credit Agreement as in effect on the date hereof, there is no pending or threatened action or proceeding affecting the Originator or any other subsidiaries of the Originator before any court, governmental agency or arbitrator that could reasonably be expected to have a Material Adverse Effect. Neither the Originator, nor any subsidiary of the Originator is in default with respect to any order of any court, arbitrator or governmental body except for defaults with respect to orders of governmental agencies which defaults are not material to the business and operations of the Originator or any subsidiary of the Originator.


                  (g) No proceeds of any Purchase will be used by the Originator to acquire any security in any transaction which is subject to Section 13 or 14 of the Securities Exchange Act of 1934, as amended.

                  (h) Immediately prior to each Purchase hereunder, each Receivable to be sold hereunder, together with the Contract related thereto and the other Transferred Assets relating thereto, is owned by the Originator free and clear of any Adverse Claim except as provided herein or permitted hereby, and the Buyer shall acquire all of the Originator's right, title and interest in such Transferred Assets and a valid and perfected first priority ownership interest in each such Receivable then existing or thereafter arising and in the Related Security and Collections with respect thereto, free and clear of any Adverse Claim except as created hereby or by the Buyer in the Receivables Purchase Agreement or any related document. No effective financing statement or other instrument similar in effect covering any Transferred Assets shall at any time be on file in any recording office except such as may be filed in favor of the Buyer relating to this Agreement or in favor of assignees of the Buyer under the Receivables Purchase Agreement. The Purchases of the Transferred Assets by the Buyer constitute true and valid sales and transfers for consideration (and not merely a pledge of such Transferred Assets for security purposes), enforceable against creditors of the Buyers and no Transferred Assets shall constitute property of the Originator.

                  (i) No Asset Report or Daily Settlement Report (if prepared by the Originator or any Affiliate thereof, or to the extent that information contained therein is supplied by the Originator or any such Affiliates), information, exhibit, financial statement, document, book, record or report furnished or to be furnished by the Originator to the Buyer in connection with this Agreement is or will be inaccurate in any material respect as of the date it is or shall be dated or (except as otherwise disclosed to the Buyer, as the case may be, at such time) as of the date so furnished, and no such document contains or will contain any material misstatement of fact or omits or shall omit to state a material fact or any fact necessary to make the statements contained therein not misleading.

                  (j) The principal place of business and chief executive office of the Originator and the offices where the Originator keeps all the Records is located at the addresses of the Originator referred to in Section 9.02 hereof (or at such other locations as to which the notice and other requirements specified in Section 6.08 shall have been satisfied).

                  (k) The names and addresses of all the Lock-Box Banks, together with the account numbers of the Lock-Box Accounts at such Lock-Box Banks and the names, addresses and account numbers of all accounts to which Collections of the Receivables outstanding before the Initial Purchase hereunder have been sent, are specified in Schedule III (which shall be deemed to be amended in respect of terminating or adding any Lock-Box Account or Lock-Box Bank upon satisfaction of the notice and other requirements specified in respect thereof). The Originator has no other lock-box accounts or similar deposit accounts for the collection of the Transferred Assets except for the Lock-Box Accounts.


                  (l) Except as described in Schedule 7.1(x) of the Revolving Credit Agreement (as in effect on the date hereof), the Originator does not have any trade names, fictitious names, assumed names or "doing business as" names or other names under which it has done (at any time during the five year period preceding the date hereof) or is currently doing business (other than the corporate name of the Originator on the date hereof).

                  (m) No event has occurred and is continuing, or would result from any Purchase hereunder or from the application of the proceeds therefrom, which constitutes an Event of Termination.

                  (n) The Purchase Price constitutes reasonably equivalent value in consideration for the transfer to the Buyer of the Transferred Assets from the Originator and no such transfer shall have been made for or on account of an antecedent debt owed by the Originator to the Buyer and no such transfer is or may be voidable under any Section of the Bankruptcy Code.

                  (o) The Originator has received advice from its counsel which is consistent with the conclusions set forth in the legal opinion(s) of King & Spalding, counsel to the Originator relating to the issues of substantive consolidation and true sale of the Receivables and the related property.

                  (p) The Originator is solvent at the time of (and immediately after) each transfer of Transferred Assets to the Buyer hereunder.

                  (q) The Originator has accounted for and has otherwise treated each Purchase of Transferred Assets hereunder in its books, records and financial statements as a sale, in each case consistent with GAAP and with the requirements set forth herein.

                  (r)  Synthetic   owns  one  hundred   percent  (100%)  of  the
outstanding capital stock of the Buyer and has not granted or issued any options, warrants or other rights to acquire any such capital stock.

                  (s) The Originator has not (i) guaranteed any obligation of the Buyer, allowed any of its other Affiliates to guarantee any obligations of the Buyer, and neither the Originator nor any of its other Affiliates has held itself out as responsible for debts of the Buyer or actions with respect to the business and affairs of the Buyer; or (ii) permitted the commingling or pooling of its funds or other assets with those of the Buyer and has not otherwise permitted any other of its Affiliates to commingle or pool any of its funds or other assets with those of the Buyer. The Originator (i) and the Buyer allocate between themselves shared corporate operating services and expenses which are not reflected in the Collection Agent Fee (including, without limitation, the services of shared employees, consultants and agents and reasonable legal and auditing expenses) on the basis of the reasonably projected use or the projected value of services rendered, and otherwise on a basis reasonably related to actual use or the value of services rendered, (ii) has not named the Buyer, and has not allowed any other Affiliate to name the Buyer, as a direct or contingent beneficiary or loss payee on any insurance policy covering the property of the Originator, Synthetic or any other Affiliates; and (iii) acknowledges that the Buyer, the "Deal Agent" and the "Purchaser" under the Receivables Purchase Agreement are entering into the transactions contemplated by the Receivables Purchase Agreement in reliance on the Buyer's identity as a separate legal entity from Synthetic, the Originator and Synthetic's other Affiliates.


                  (t) The Originator is not an "investment company" or a company controlled by an "investment company" registered or required to be registered under the Investment Company Act, or otherwise subject to any other federal or state statute or regulation limiting its ability to incur indebtedness.

                  (u) The Originator is not engaged, principally or as one of its important activities, in the business of extending credit for the purpose of "purchasing" or "carrying" any "margin stock" (as each of the quoted terms is defined or used in Regulation G, T, U or X). No part of the proceeds of any Transferred Asset has been used for so purchasing or carrying margin stock or for any purpose which violates, or which would be inconsistent with, the provisions of Regulation G, T, U or X.

                  (v) The Originator and the Collection Agent have the right (whether by license, sublicense or assignment) to use all of the computer software used by the Collection Agent and/or the Originator to account for the Transferred Assets to the extent necessary to administer the Transferred Assets, and to assign (by way of sale) or sublicense such rights to use all of such software to the Buyer.

                  (w) None of the Originator's inventory, the sale of which would give rise to a Receivable, is subject to any Adverse Claim except as contemplated under the Intercreditor Agreement.

                  (x) The Originator has filed or caused to be filed all Federal, state and local tax returns which are required to be filed by it, and has paid or caused to be paid all taxes shown to be due and payable on such returns or on any assessments received by it, other than any taxes or assessments, the validity of which are being contested in good faith by appropriate proceedings and with respect to which the Originator has set aside adequate reserves on its books in accordance with GAAP and which proceedings have not given rise to any Adverse Claim.

                                    ARTICLE V

                                GENERAL COVENANTS

                  SECTION 5.01.  General Covenants.

                  (a) Compliance with Laws; Preservation of Corporate Existence. The Originator shall comply in all material respects with all applicable laws (including, without limitation, ERISA and the Code), rules, regulations, orders and Originator Documents and preserve and maintain its corporate existence, rights, franchises, qualifications and privileges where the failure to comply could reasonably be expected to materially adversely affect the Originator's ability to perform its obligations hereunder or the ability to sell or collect the Purchased Receivables hereunder.

                  (b) Sales, Liens, Etc. Except as otherwise specifically provided herein, the Originator shall not (i) sell, assign (by operation of law or otherwise) or otherwise dispose of, or create or suffer to exist any Adverse Claim upon or with respect to, any Transferred Asset, or upon or with respect to any Lock-Box Account, the Collection Account or any other account to which any Collections of any Receivable are sent, or assign any right to receive income in respect thereof or (ii) create or suffer to exist any Adverse Claim upon or with respect to any of the Originator's inventory, the sale of which would give rise to a Receivable, except such Adverse Claims as are contemplated under the Intercreditor Agreement.

                  (c)  General  Reporting  Requirements.   The  Originator  will
         provide to the Buyer the following:

                  (i) as soon as available and in any event within 90 days after the end of each fiscal year of the Originator, consolidated balance sheets of the Originator and its consolidated subsidiaries and the related statement of income for such year, each prepared in accordance with GAAP and reported on by nationally recognized independent public accountants;

                  (ii) as soon as available and in any event within 45 days after the end of each of the first three quarters of each fiscal year of the Originator, consolidated balance sheets of the Originator and its consolidated subsidiaries and the related statements of income, shareholders' equity and cash flows each for the period commencing at the end of the previous fiscal year and ending with the end of such quarter, prepared in accordance with GAAP and certified by a senior financial officer of the Originator;

                  (iii) promptly after the sending or filing thereof (as the case may be), copies of (1) all reports which the Originator sends to any of its securityholders, (2) all reports and registration statements which the Originator files with the Securities and Exchange Commission or any national securities exchange other than registration statements relating to employee benefit plans and to registrations of securities for selling securityholders and (3) all reports, notices and/or certificates which Synthetic delivers to any of its "Lenders" under the Revolving Credit Agreement;

                  (iv) promptly after the filing or receiving thereof, copies of all reports and notices with respect to any Reportable Event defined in
         Article IV of ERISA which the Originator or any ERISA Affiliate files under ERISA with the Internal Revenue Service or the Pension Benefit Guaranty Corporation or the U.S. Department of Labor or which the Originator or any ERISA Affiliate receives from such Corporation;


                  (v) as soon as possible and in any event within three days after the occurrence of each Event of Termination or each event which, with the giving of notice or lapse of time or both, would constitute an Event of Termination, a statement of the chief financial officer or chief accounting officer of the Originator setting forth details of such Event of Termination or event and the action which the Originator has taken and proposes to take with respect thereto; and

                  (vi) promptly following the Buyer's request therefor, such other information respecting the Receivables or the conditions or operations, financial or otherwise, of the Originator or any of its Affiliates as the Buyer may from time to time request in order to protect the interests of the Buyer in connection with this Agreement.

                  (d) Merger, Etc. The Originator shall not merge or consolidate with any other Person, or sell, lease, assign, transfer, or otherwise dispose of any of its assets, except (a) dispositions of inventory in the ordinary course of business; (b) dispositions of unnecessary, obsolete or worn out equipment;
(c) sales of Transferred Assets contemplated by and in accordance with the terms of this Agreement, (d) sales of real estate owned by the Originator in sale/leaseback transactions (i) as to which the purchaser/lessor has delivered to the "Agent" under the Revolving Credit Agreement a landlord's subordination and waiver in form and substance satisfactory to such Agent and (ii) that are otherwise in compliance with the terms of this Agreement and the other Originator Documents, and (e) other sales or dispositions of assets for fair value paid in cash at the closing of the disposition and in arm's length transactions; provided that with respect to any asset disposed of pursuant to the provisions of this clause (e):

                  (1) no Event of Termination exists or would result from such disposition;

                  (2) the Originator shall have provided the Deal Agent with written notice of the proposed disposition not less than 10 Business Days prior to the date of the proposed disposition, together with a certificate demonstrating compliance with clauses (1) and (3) of this clause (e); and

                  (3) the sales price for the assets sold (as determined in accordance with the applicable sale agreement) in such transaction when added to the sales price for all other assets disposed of in the same Loan Year (as such term is defined in the Revolving Credit Agreement) does not exceed $2,000,000.

                  (e) Accounting of Purchases. The Originator will not prepare any financial statements which shall account for the transactions contemplated hereby in any manner other than as the sale of the Transferred Assets to the Buyer or in any other respect account for or treat the transactions contemplated hereby in any manner other than as a sale of the Transferred Assets by the Originator to the Buyer (it being understood, however, that such sales may not be recognized for all accounting and tax purposes due to principles of consolidated financial reporting and the filing of tax returns on a consolidated basis).


                  (f)  [Reserved].

                  (g) Maintenance of Separate Existence. The Originator will take all actions required on its part to help maintain the Buyer's status as a separate legal entity, including, without limitation, (i) not misleading third parties as to the Buyer's identity as an entity with assets and liabilities distinct from those of the Originator and its Affiliates; (ii) not holding itself out to be responsible for the debts or decisions or actions relating to the business and affairs of the Buyer; (iii) using its best efforts not to commingle its funds or other assets with those of the Buyer, and not to hold its assets in any manner that would create an appearance that such assets belong to the Buyer or that the Buyer's assets belong to it; (iv) taking such action as is necessary on its part to ensure that the covenant made in Section 5.1(i) of the Receivables Purchase Agreement is not breached; (v) taking such other actions as are necessary on its part to ensure that the representations made in Section 4.01(s) hereunder and by the Buyer in Section 4.01(t) of the Receivables Purchase Agreement are true and correct at all times; (vi) taking such actions as are necessary on its part to ensure that the Buyer's corporate procedures required by its certificate of incorporation and by-laws are duly and validly taken; and (vii) taking such other actions on its part to ensure that the factual assumptions set forth in, and forming the basis of the legal opinion(s) of King & Spalding, counsel to the Originator, issued in connection with this Agreement and relating to the issues of substantive consolidation and true sale of the Receivables and the related property, are true and correct at all times. Without limiting the foregoing, the Originator will cause any financial statements consolidated with those of the Buyer to contain footnotes or other disclosures which describe the Buyer's business and otherwise inform the Originator's creditors that the Buyer is a separate corporate entity whose creditors have a claim on its assets prior to those assets becoming available to its equity holders and therefore to any creditors of the Originator or any of its Affiliates.

                  (h) Supplemental Opinions. The Originator will cause to be delivered to the Buyer within 30 days following the Buyer's request therefor, but in no event more frequently than once during each calendar year commencing after the first anniversary date of the Initial Purchase, supplemental opinions of outside counsel to the Originator in the form of Exhibit D or otherwise in form and substance reasonably satisfactory to the Buyer, reaffirming the opinions set forth in the opinion letters of King & Spalding delivered to the Buyer in connection with the Initial Purchase hereunder pursuant to Section 3.01 or providing in reasonable detail the reasons why any such opinions cannot be reaffirmed.

                  (i) Change in Corporate Name. The Originator will not make any change to its corporate name or use any trade names, fictitious names, assumed names or conduct business under any names other than those described in Schedule IV, unless at least 30 days prior to the effective date of any such name change or use, the Originator shall have delivered to the Buyer such financing statements (Form UCC-1 and UCC-3) executed by the Originator which the Buyer may request to reflect such name change or use, together with such other documents and instruments that the Buyer may request in connection therewith.


                  (j) Audits. At any time and from time to time upon prior written notice from the Buyer during regular business hours and on an annual (or more frequent) basis, if requested by the Buyer, the Originator will permit the Buyer, or its agents or representatives, (i) to examine and make copies of and abstracts from all Records, (ii) to visit the offices and properties of the Originator for the purpose of examining such Records, and to discuss matters relating to the Receivables or the Originator's performance hereunder with any of the officers or employees of the Originator having knowledge of such matters and (iii) to have access to its software for the purposes of examining such Records. Each such audit shall be at the sole expense of the Originator.

                  (k) Keeping of Records and Books of  Account.  The  Originator
will maintain (or cause to be maintained) and implement administrative and operating procedures (including, without limitation, an ability to recreate records evidencing the Receivables in the event of the destruction of the originals thereof) and keep and maintain, all documents, books, records and other information which are reasonably necessary or advisable for the collection of the Transferred Assets (including all Receivables and Collections included therein). Such books and records shall be marked to indicate the sales of all Receivables and Related Security hereunder and shall include, without limitation, records adequate to permit the daily identification of each new Receivable and all collections of and adjustments (including, without limitation, adjustments on account of Dilution Factors) to each Receivable.

                  (l) Location of Records. The Originator will keep its chief place of business and chief executive office, and the offices where it keeps the Records, at the addresses referred to in Section 10.02, or, in any such case, upon 30 days' prior written notice to the Buyer, at such other locations within the United States where all action required by Section 6.09 shall have been taken and completed.

                  (m) Credit and Collection Policies. The Originator will comply in all material respects with the Credit and Collection Policy in regard to each Receivable and the related Contract. The Originator shall not, without the written consent of the Buyer and the "Deal Agent" under the Receivables Purchase Agreement, make any change in the Credit and Collection Policy.

                  (n) Change in Payment Instructions to Obligors. The Originator will not add or terminate any bank as a Lock-Box Bank from those listed in
Schedule III or make any change in its instructions to Obligors regarding payments to be made to any Lock-Box Bank, unless the Buyer shall have given its prior written consent to such addition, termination or change (which consent shall not be unreasonably withheld) and the Buyer shall have received (i) ten Business Days' prior notice of such addition, termination or change, and (ii) prior to the effective date of such addition, termination or change, (x) executed copies of Lock-Box Agreements executed by each new Lock-Box Bank and the Originator and (y) copies of all agreements and documents signed by either the Originator or the respective Lock-Box Bank with respect to any new Lock-Box Account.


                  (o) Taxes. The Originator will file or cause to be filed all federal, state and local tax returns which are required to be filed by it. The Originator shall pay or cause to be paid all taxes shown to be due and payable on such returns or on any assessments received by it, other than any taxes or assessments, the validity of which are being contested in good faith by appropriate proceedings and with respect to which the Originator shall have set aside adequate reserves on its books in accordance with GAAP.

                  (p) Segregation of Collections. The Originator will prevent the deposit into any of the Lock-Box Accounts of any funds other than Collections and, to the extent that any such funds are nevertheless deposited into any of such Lock-Box Accounts, promptly identify any such funds to the Collection Agent for segregation and remittance to the owner thereof.

                  (q) Insolvency. So long as the Buyer is not "insolvent" within the meaning of the Bankruptcy Code, the Originator will not cause the Buyer to file a voluntary petition under the Bankruptcy Code or any other bankruptcy or insolvency laws.


                                   ARTICLE VI
               ADMINISTRATION, COLLECTION AND MONITORING OF ASSETS

                  SECTION 6.01. Appointment and Designation of the Collection Agent. The Originator and the Buyer hereby appoint the Person (the "Collection Agent") designated by the Buyer from time to time pursuant to this Section 6.01, as the Buyer's agent to service, administer and collect the Receivables and otherwise to enforce its rights and interests in, to and under the Receivables, the Related Security and the Contracts. The Collection Agent's authorization under this Agreement shall terminate on the Collection Date. Until the Buyer gives notice to the Originator of a designation of a new Collection Agent, Synthetic is hereby designated as, and hereby agrees to perform the duties and obligations of, the Collection Agent pursuant to the terms hereof. The Buyer may designate as Collection Agent any Person to succeed Synthetic or any successor Collection Agent, on the condition in each case that any such Person so designated shall agree to perform the duties and obligations of the Collection Agent pursuant to the terms hereof and of the Receivables Purchase Agreement. Each of the Originator and the Collection Agent hereby grants to any successor Collection Agent an irrevocable power of attorney to take any and all steps in the Originator's or the Collection Agent's name, as applicable, and on behalf of the Buyer, as may be necessary or desirable, in the determination of the successor Collection Agent, to collect all amounts due under any and all Receivables, including, without limitation, endorsing the Originator's name on checks and other instruments representing Collections and enforcing such Receivables and the related Contracts. The Collection Agent may, with the prior consent of the Buyer, subcontract with any other Person for servicing, administering or collecting the Receivables, provided that the Collection Agent shall remain liable for the performance of the duties and obligations of the Collection Agent pursuant to the terms hereof. Notwithstanding anything to the contrary contained in this Agreement, the Collection Agent, if not Synthetic or an Affiliate thereof, shall have no obligation to collect, enforce or take any other action described in this Article VI with respect to any Receivable that is not a Transferred Asset other than to deliver to the Originator the Collections and documents with respect to any such Receivable that is not a Transferred Asset as described in Sections 6.03 and 6.06(b). The Collection Agent hereunder acknowledges and agrees that the Collection Agent Fee paid under the Receivables Purchase Agreement shall constitute the consideration for its performance of services as Collection Agent hereunder.


                  SECTION 6.02. Collection of Receivables by the Collection Agent; Extensions and Amendments of Receivables. The Collection Agent shall take or cause to be taken all such actions as may be necessary or advisable to collect each Receivable from time to time, all in accordance with applicable laws, rules and regulations, with reasonable care and diligence, and in accordance with the Credit and Collection Policy; provided, however, that, (a) the Buyer shall have the right to direct the Collection Agent (whether the Collection Agent is Synthetic or otherwise) to commence or settle any legal action, to enforce collection of any Transferred Asset or to foreclose upon or repossess any Related Security, and (b) the Collection Agent shall not make the Buyer a party to any litigation without the express written consent of the Buyer. If the Termination Date shall not have occurred, Synthetic, while it is Collection Agent, may, in accordance with the Credit and Collection Policy, (1) extend the maturity or adjust the Outstanding Balance of any Defaulted Receivable as Synthetic may determine to be appropriate to maximize Collections thereof and (2) adjust the Outstanding Balance of any Receivable to reflect Actual Dilution and any reductions or cancellations as a result of setoff in respect of any claim by the Obligor thereof, in accordance with the requirements of the Credit and Collection Policy and provided that such extension or adjustment shall not alter the status of such Receivable as a Defaulted
Receivable or limit the rights of the Buyer under this Agreement. Except as otherwise permitted pursuant to the next preceding sentence, neither the Collection Agent nor the Originator will extend, amend, cancel or otherwise modify the terms of any Transferred Asset, or amend, modify, cancel or waive any term or condition of any Contract related thereto without the prior written approval of the Buyer.

                  SECTION 6.03. Distribution and Application of Collections. The Collection Agent shall set aside and segregate funds to the extent required in the Receivables Purchase Agreement and shall be required to segregate all Collections on the Receivables from the other funds belonging to the Collection Agent. The Collection Agent shall as soon as practicable following receipt turn over to the Originator the Collections of any Receivable which is not a Transferred Asset less, in the event neither Synthetic nor an Affiliate thereof is the Collection Agent, all reasonable and appropriate out-of-pocket costs and expenses of such Collection Agent of servicing, collecting and administrating the Receivables to the extent not covered by the Collection Agent Fee received by it.

                  SECTION 6.04. Other Rights of the Buyer. At any time following the occurrence of a Collection Agent Termination Event or the designation of a Collection Agent other than Synthetic or any Affiliate of either thereof pursuant to Section 6.01:

                  (a) The Buyer may or, at the request of the Buyer, the Originator shall (in either case, at the Originator's expense) direct the Obligors of Receivables, or any of them, to pay all amounts payable under any Receivable directly to the Buyer or its designee;


                  (b) The Buyer may, or at the request of the Buyer, the Originator shall (in either case, at the Originator's expense) give each of the Obligors notice of the Buyer's interests in the Transferred Assets; and

                  (c) The Originator shall, at the Buyer's request and at the Originator's expense, (i) assemble all Records and make the same available to the Buyer or its designee at a place selected by the Buyer or its designee, and
(ii) segregate all cash, checks and other instruments received by it from time to time constituting Collections of Receivables in a manner acceptable to the Buyer and, promptly following receipt, remit all such cash, checks and instruments, duly endorsed or with duly executed instruments of transfer, to the Buyer or its designee.

                  SECTION 6.05. Records; Audits. (a) The Collection Agent will maintain and implement administrative and operating procedures (including, without limitation, an ability to recreate records evidencing the Receivables in the event of the destruction of the originals thereof), and keep and maintain all documents, books, records and other information reasonably necessary or advisable for the collection of all Receivables (including, without limitation, records adequate to permit the daily identification of each new Transferred Asset and all Collections of and adjustments to each existing Transferred Asset).

                  (b) The Collection Agent, whether or not Synthetic or an Affiliate thereof, shall hold all Records in trust for the Buyer. Subject to the receipt of contrary instructions from the Buyer, the Originator will deliver all Records to such Collection Agent; provided, however, that the Collection Agent, if other than Synthetic, shall as soon as practicable upon demand deliver to the Originator all Records in its possession relating to Receivables of the Originator other than Transferred Assets, and copies of Records in its possession relating to Transferred Assets.

                  (c) The Collection Agent will, from time to time during regular business hours as requested by the Buyer, permit the Buyer, or its agents or representatives, (i) to examine and make copies of and abstracts from all Records and (ii) to visit the offices and properties of the Collection Agent for the purpose of examining such Records and to discuss matters relating to the Receivables or the Collection Agent's or the Originator's performance hereunder with any of the officers or employees of the Collection Agent or the Originator having knowledge of such matters.

                  SECTION 6.06. Receivable Reporting. (a) The Collection Agent, so long as it is Synthetic or an Affiliate thereof, and otherwise the Originator, will deliver to the Buyer (i) prior to the Asset Report Date occurring during each calendar month hereafter, a report identifying the Transferred Assets (and the aged balance thereof), by Obligor and invoice number, as of the last day of the next preceding month, (ii) on the Termination Date, a report identifying the Transferred Assets (and the aged balance thereof), by Obligor and invoice number, on the day immediately preceding the Termination Date, (iii) upon the Buyer's request, on each day, a report identifying the Transferred Assets (and the aged balance thereof), by Obligor and invoice number on such day and (iv) prior to the Asset Report Date occurring in each calendar month hereafter, a report identifying the outstanding accounts payable of the Originator as of the last day of the next preceding month, identified by the relevant account payee.


                  (b) Prior to the Asset Report Date occurring in each calendar month, the Collection Agent shall prepare and forward to the Buyer, an Asset Report relating to all Transferred Assets, as of the close of business of the Collection Agent on the last day of the next preceding month.

                  SECTION 6.07. Collections and Lock-Boxes. The Originator and the Collection Agent will

                  (i) instruct all Obligors to cause all Collections to be either (A) remitted to a Lock-Box and will cause each Lock-Box Bank to retrieve such Collections promptly and deposit the same to the respective Lock-Box Accounts or (B) deposited directly with the Lock-Box Bank, and

                  (ii) pursuant to the Receivables Purchase Agreement, instruct all Lock-Box Banks to transfer such Collections in same day funds to a Collection Account maintained with a Collection Account Bank. If the Originator receives any Collections, the Originator will remit such Collections to the Collection Account within one Business Day following the Originator's receipt thereof. The Originator will not add or terminate any bank as Lock-Box Bank from those listed in Schedule III or make any change in its instructions to Obligors regarding payments to be made to any Lock Box or any Lock-Box Bank, unless the Buyer shall have received at least ten Business Days' prior written notice of such addition, termination or change and all actions reasonably requested by the Buyer to protect and perfect the interest of the Buyer in the Collections of Transferred Assets have been taken and completed. The Originator hereby transfers to the Buyer, effective upon the Initial Purchase, the exclusive ownership and control of each of the Lock-Box Accounts, and each Lock-Box Bank shall be instructed to remit any amounts deposited in its Lock-Box Accounts solely according to the direction of the Buyer or its assigns. The Originator hereby agrees to take any further action necessary that the Buyer may reasonably request to effect such transfer.

                  SECTION 6.08. UCC Matters; Protection and Perfection of Transferred Assets. The Originator will keep its principal place of business and chief executive office, and the office where it keeps the Records, at the address of the Originator referred to in Section 9.02 or, upon 30 days' prior written notice to the Buyer, at such other locations within the United States where all actions reasonably requested by the Buyer to protect and perfect the interest of the Buyer in the Transferred Assets have been taken and completed. The Originator will not make any change to its corporate name or use any tradenames, fictitious names, assumed names, "doing business as" names or other names other than those described in Schedule IV, unless prior to the effective date of any such name change or use, the Originator delivers to the Buyer such executed financing statements as the Buyer may request to reflect such name change or use, together with such other documents and instruments as the Buyer may request in connection therewith. The Originator agrees that from time to time, at its expense, it will promptly execute and deliver all further instruments and documents, and take all further action that the Buyer may reasonably request in order to perfect, protect or more fully evidence the Transferred Assets acquired by the Buyer hereunder, or to enable the Buyer to exercise or enforce any of its rights hereunder. Without limiting the generality of the foregoing, the Originator will: (a) upon the request of the Buyer, execute and file such financing or continuation statements, or amendments thereto or assignments thereof, and such other instruments or notices, as may be necessary or appropriate or as the Buyer may request, and (b) on or prior to the date hereof, mark its master data processing records evidencing such Transferred Assets and related Contracts with a legend, acceptable to the Buyer, evidencing that the Buyer or its assigns have purchased all right and title thereto. The Originator hereby authorizes the Buyer to file one or more financing or continuation statements, and amendments thereto and assignments thereof, relative to all or any of the Transferred Assets now existing or hereafter arising without the signature of the Originator where permitted by law. A carbon, photographic or other reproduction of this Agreement or any financing statement covering the Transferred Assets or any part thereof shall be sufficient as a financing statement. If the Originator fails to perform any of its agreements or obligations under this Section 6.08, the Buyer may (but shall not be required to) itself perform, or cause performance of, such agreement or obligation, and the expenses of the Buyer incurred in connection therewith shall be payable by the Originator upon the Buyer's demand therefor. For purposes of enabling the Buyer to exercise its rights described in the preceding sentence and elsewhere in this Article VI, the Originator hereby authorizes the Buyer to take any and all steps in the Originator's name and on behalf of the Originator necessary or desirable, in the determination of the Buyer, to collect all amounts due under any and all Receivables, including, without limitation, endorsing the Originator's name on checks and other instruments representing Collections and enforcing such Receivables and the related Contracts.


                  SECTION 6.09. Obligations of the Originator With Respect to Receivables. The Originator will (a) at its expense, regardless of any exercise by the Buyer of its rights hereunder, timely and fully perform and comply with all material provisions, covenants and other promises required to be observed by it under the Contracts related to the Transferred Assets to the same extent as if Transferred Assets therein had not been sold hereunder and (b) pay when due any taxes, including without limitation, sales and excise taxes, payable in connection with the Transferred Assets. In no event shall the Buyer have any obligation or liability with respect to any Transferred Assets or related Contracts, nor shall it be obligated to perform any of the obligations of the Originator or any of its Affiliates thereunder. The Originator will timely and fully comply in all material respects with the Credit and Collection Policy in regard to each Receivable and the related Contract. The Originator will not make any change in the character of its businesses or in the Credit and Collection Policy, which change would, in either case, impair the collectibility of any Transferred Asset.

                  SECTION 6.10. Applications of Collections. Any payment by an Obligor in respect of any indebtedness owed by it to the Originator shall, except as otherwise specified by such Obligor or otherwise required by contract or law and unless otherwise instructed by the Buyer, be applied as a Collection of any Receivables constituting Transferred Assets of such Obligor, in the order of the age of such Receivables, starting with the oldest such Receivable, to the extent of any amounts then due and payable thereunder, before being applied to any Receivable that is not a Transferred Asset or other indebtedness of such Obligor.


                  SECTION 6.11. Annual Servicing Report of Independent Public Accountants. On an annual basis on or before December 31 of each calendar year, beginning with December 31, 1998, the Collection Agent shall cause nationally recognized independent public accountants acceptable to the Buyer (the Buyer acknowledges that in each case any of the "Big 5" accounting firms will be acceptable to the Buyer,) to furnish a report to each of the Collection Agent and the Buyer substantially to the effect that (i) such accountants have examined certain documents and records relating to the servicing of Receivables under this Agreement, compared the information contained in the Daily Settlement Reports and Asset Reports delivered by or on behalf of the Originator under this Agreement during the annual period covered by such report (or such shorter initial period, as the case may be) with such documents and records and that, on the basis of such examination, and subject to such reasonable limitations and qualifications as may be set forth in such report, such accountants are of the opinion that the servicing has been conducted substantially in compliance with the terms and conditions as set forth in Article VI of this Agreement, except for such exceptions as they believe to be immaterial and such other exceptions as shall be set forth in such statement and (ii) such accountants have compared the mathematical calculations of each amount set forth in the Daily Settlement Reports and Asset Reports delivered pursuant to this Agreement during the period covered by such report with the Collection Agent's computer reports which were the source of such amounts and that on the basis of such comparison, such accountants are of the opinion that such amounts are in agreement, except for such exceptions as they believe to be immaterial and such other exceptions as shall be set forth in such statement.


                                   ARTICLE VII
                              EVENTS OF TERMINATION

                  SECTION 7.01. Events of Termination. If any of the following events ("Events of Termination") shall occur:

                  (a) (i) The Collection Agent (if Synthetic or any Affiliate thereof) shall fail to perform or observe any term, covenant or agreement hereunder (other than as referred to in clause (ii) of this Section 7.01(a)) and such failure shall remain unremedied for two Business Days or (ii) either the Collection Agent (if Synthetic or any Affiliate thereof) or the Originator shall fail to make any payment or deposit to be made by it hereunder when due; or

                  (b) (i) Any representation or warranty made or deemed to be made by the Originator (or any of its officers or agents) under or in connection with this Agreement or any Asset Report or other information or report delivered pursuant hereto shall prove to have been false or incorrect in any material respect when made or (ii) any representation or warranty made or deemed to be made by the Collection Agent (or any of its officers or agents) under or in connection with the Receivables Purchase Agreement or this Agreement (as the case may be) shall prove to have been false or incorrect in any material respect when made; or

                  (c) The Originator or Synthetic (individually or in its capacity as Collection Agent) shall fail to perform or observe any other term, covenant or agreement contained in this Agreement on its part to be performed or observed and any such failure shall remain unremedied for five Business Days after written notice thereof shall have been given by the Buyer to the Originator; or


                  (d) (i) The Originator shall fail to pay any principal of or premium or interest on any Debt, if the aggregate principal amount of such Debt is $500,000 or more, when the same becomes due and payable (whether by scheduled maturity, required prepayment, acceleration, demand or otherwise) and such failure shall continue after the applicable grace period, if any, specified in the agreement or instrument relating to such Debt; or (ii) any other default or any event which, with the passage of time or the giving of notice, or both, would constitute a default under any agreement or instrument (other than the Revolving Credit Agreement) relating to any such Debt, shall occur and shall continue after the applicable grace period, if any, specified in such agreement or instrument; or (iii) any "Event of Default" as such term is defined in the Revolving Credit Agreement or any event (however named in any successor
Revolving Credit Agreement to the Revolving Credit Agreement in effect on the date hereof) under such successor agreement which, with the passage of time or the giving of notice, or both, would constitute a default shall have occurred and be continuing for a period which exceeds the lesser of (x) 30 days and (y) the corresponding period set forth in documents relating to any Debt of Synthetic or its Affiliates having an aggregate principal balance of greater than $500,000 as the period during which the holders of such Debt are stayed from any enforcement or acceleration as a result of the occurrences of such an "Event of Default" or other event; or (iv) any Debt of the Originator, or of any of its Affiliates, if, in the case of the Originator the aggregate principal amount of such Debt is $500,000 or more, shall be declared to be due and payable or required to be prepaid (other than by a regularly scheduled required prepayment) prior to the stated maturity thereof; or

                  (e) Either (i) any Purchase shall for any reason, except to the extent permitted by the terms hereof, cease to create a valid and perfected ownership interest in each Transferred Asset with respect thereto free and clear of an Adverse Claim or (ii) this Agreement shall for any reason cease to evidence the transfer to the Buyer of legal and equitable title to, and ownership of, the Transferred Assets; or

                  (f) (i) The Originator shall generally not pay its debts as such debts become due, or shall admit in writing its inability to pay its debts generally, or shall make a general assignment for the benefit of creditors; or any proceeding shall be instituted by or against the Originator seeking to adjudicate it a bankrupt or insolvent, or seeking liquidation, winding up, reorganization, arrangement, adjustment, protection, relief, or composition of it or its debts under any law relating to bankruptcy, insolvency or reorganization or relief of debtors, or seeking the entry of an order for relief or the appointment of a receiver, trustee, or other similar official for it or for any substantial part of its property; or (ii) the Originator shall take any corporate action to authorize any of the actions set forth in clause (i) above in this Section 7.01(f); or

                  (g) There shall have occurred and be continuing an "Event of Termination" under the Receivables Purchase Agreement;


                  (h) A Collection Agent Termination Event shall have occurred and be continuing;

                  (i) The Originator or the Collection Agent shall fail to perform or observe any material term, covenant or agreement contained in the Credit and Collection Policy;

                  (j) The Revolving Credit Agreement shall cease to (A) be in full force and effect, or (B) provide for a commitment to fund (subject only to conditions that are not materially more restrictive than those set forth in the Revolving Credit Agreement as in effect on the date hereof) in an aggregate amount of not less than $30,000,000;

                  (k) The IRS or the PBGC shall have filed notice of one or more Adverse Claims against the Originator or any of its ERISA Affiliates under ERISA or the Code, unless such Adverse Claim does not purport to cover the Receivables, and such notice shall have remained in effect for more than thirty
(30) Business Days unless, prior to the expiration of such period, such Adverse Claims shall have been adequately bonded by the Originator or any of their ERISA Affiliates (as the case may be) in a transaction with respect to which the Buyer has given its prior written approval; or

                  (l) The Buyer shall have become subject to registration as an "investment company" within the meaning of the Investment Company Act;

then, and in any such event, the Buyer may, by notice to the Originator declare the Termination Date to have occurred, except that, in the case of any event described in Section 7.01(f) above, the Termination Date shall be deemed to have occurred automatically upon the occurrence of such event. Upon any such declaration or automatic occurrence, the Buyer shall have, in addition to all other rights and remedies under this Agreement or otherwise, all other rights and remedies provided under the UCC of the applicable jurisdiction and other applicable laws, which rights shall be cumulative.


                                  ARTICLE VIII
                                 INDEMNIFICATION

                  SECTION 8.01. Indemnities by the Originator. Without limiting any other rights which the Buyer may have hereunder or under applicable law, the Originator hereby agrees to indemnify the Buyer and its assigns, and each of their respective directors, officers, employees, agents and attorneys (all of the foregoing being collectively referred to as "Indemnified Parties") from and against any and all damages, losses, claims, liabilities and related costs and expenses, including reasonable attorneys' fees and disbursements (all of the foregoing being collectively referred to as "Indemnified Amounts") awarded against or incurred by any of them arising out of or resulting from:

                  (i) the sale of any Receivable under this Agreement which is not at the date of Purchase an Eligible Receivable;


                  (ii) reliance on any representation or warranty made or deemed made by the Originator, the Collection Agent (if Synthetic or one of its Affiliates) or any of their respective officers under or in connection with this Agreement, which shall have been false or incorrect in any material respect when made or deemed made or delivered;

                  (iii) the failure by the Originator or the Collection Agent (if Synthetic or one of its Affiliates) to comply with any term, provision or covenant contained in this Agreement or the Receivables Purchase Agreement or any of the other Originator Documents, or with any applicable law, rule or regulation with respect to any Receivable, the related Contract or the Related Security, or the nonconformity of any Receivable, the related Contract or the Related Security with any such applicable law, rule or regulation;

                  (iv) (A) the failure to vest and maintain vested in the Buyer or to transfer to the Buyer, legal and equitable title to and ownership of, the Receivables and the other Transferred Assets which are, or are purported to be, sold by the Originator hereunder; or (B) the failure to grant to the Buyer a valid and perfected ownership interest under Article 9 of the UCC in and to the Receivables which are, or are purported to be, Transferred Assets, together with all Collections and Related Security; in each case free and clear of any Adverse Claim whether existing at the time of the Purchase of any such Receivable or at any time thereafter (other than Adverse Claims created in favor of the Buyer hereunder or by the Buyer under the Receivables Purchase Agreement);

                  (v) the failure by the Originator to make any payment required on its part to be made hereunder;

                  (vi) the failure to file, or any delay in filing, financing statements or other similar instruments or documents under the UCC of any applicable jurisdiction or other applicable laws with respect to any Receivables and other Transferred Assets which are, or are purported to be, sold by the Originator hereunder, whether at the time of any Purchase or at any subsequent time;

                  (vii) any dispute, claim, offset or defense (other than the discharge in bankruptcy of the Obligor) of the Obligor to the payment of any Receivable which is, or is purported to be sold by an Originator hereunder (including, without limitation, a defense based on such Receivable or the related Contract not being a legal, valid and binding obligation of such Obligor enforceable against it in accordance with its terms), or any other claim resulting from the sale of the merchandise or services related to such Receivable or the furnishing or failure to furnish such merchandise or services;

                  (viii) any failure of the Originator or the Collection Agent (if Synthetic or one of its Affiliates) to perform its duties or obligations in accordance with the provisions of this Agreement or any failure by the Originator or any Affiliate thereof to perform its respective duties under the Contracts;

                  (ix) any products liability claim or personal injury or property damage suit or other similar or related claim or action of whatever sort arising out of or in connection with goods and/or merchandise which are the subject of any Receivable or Contract;


                  (x) the failure to pay when due any taxes, including without limitation, sales, excise or personal property taxes payable in connection with the Transferred Assets;

                  (xi) the commingling of Collections of Transferred Assets at any time with other funds;

                  (xii) any investigation, litigation or proceeding related to this Agreement or the use of proceeds of Purchases or the ownership by the Buyer of Transferred Assets;

                  (xiii) any attempt by any Person to void or otherwise avoid any transfer of a Transferred Asset from the Originator to the Buyer under any statutory provision or common law or equitable action, including, without limitation, any provision of the Bankruptcy Code; or

                  (xiv) the failure of the Originator or any of its respective agents or representatives (including, without limitation, agents, representatives and employees of the Originator acting pursuant to authority granted under Section 6.01) to remit to the Collection Agent, Collections of
Transferred   Assets   remitted  to  the   Originator   or  any  such  agent  or
representative.

                  Any amounts subject to the indemnification  provisions of this
Section 8.01 shall be paid by the Originator to the Buyer within two (2) Business Days following the Buyer's demand therefor. Notwithstanding any other provision of this Agreement to the contrary, the Originator shall not indemnify the Indemnified Parties for or with respect to any Indemnified Amounts that would constitute recourse for uncollectible Transferred Assets due to credit reasons.


                                   ARTICLE IX
                                  MISCELLANEOUS

                  SECTION 9.01. Amendments and Waivers. No amendment to or modification of any provision of this Agreement shall be effective without the written agreement of the parties hereto and, to the extent then required in the Receivables Purchase Agreement, the written consent of the "Deal Agent" thereunder. Any waiver or consent shall be effective only in the specific instance and for the specific purpose for which given.

                  SECTION 9.02. Notices, Etc. All notices and other communications provided for hereunder shall, unless otherwise stated herein, be in writing (including telex communication and communication by facsimile copy) and mailed, telexed, transmitted or delivered, as to each party hereto, at its address set forth under its name on the signature pages hereof or at such other address as shall be designated by such party in a written notice to the other parties hereto. All such notices and communications shall be effective, upon receipt, or in the case of (a) notice by mail, five days after being deposited in the United States mails, first class postage prepaid, (b) notice by telex, when telexed against receipt of answerback, or (c) notice by facsimile copy, when verbal communication of receipt is obtained, except that notices and communications pursuant to Article II shall not be effective until received.


                  SECTION 9.03. Setoff and Counterclaim. All payments to be made by the Originator or the Collection Agent under this Agreement shall be made free and clear of any counterclaim, set-off, deduction or other defense, which the Originator or the Collection Agent may have against the Buyer, or against each other.

                  SECTION 9.04. No Waiver; Remedies. No failure on the part of the Buyer to exercise, and no delay in exercising, any right hereunder shall operate as a waiver thereof; nor shall any single or partial exercise of any right hereunder preclude any other or further exercise thereof or the exercise of any other right. The remedies herein provided are cumulative and not exclusive of any remedies provided by law.

                  SECTION 9.05. Binding Effect; Assignability. (a) This Agreement shall be binding upon and inure to the benefit of the Originator, the Buyer and their respective successors and permitted assigns. The Originator may not assign its rights and obligations or any interest herein without the prior written consent of the Buyer. The Buyer may, subject to any restrictions in the Receivables Purchase Agreement, assign at any time all of its rights and obligations hereunder and interests herein without the consent of the Originator. Without limiting the foregoing, the Originator acknowledges the assignment of Buyer's rights and interests hereunder pursuant to the Receivables Purchase Agreement and agrees that, subject to the terms set forth in the Receivables Purchase Agreement, any such assignee of the Buyer (and any further assignee of such assignee) shall have the right, as the assignee of the Buyer (or the assignee of such assignee), to enforce the Buyer's rights and remedies under this Agreement directly against such party (including, without limitation, the right (i) to appoint a successor Collection Agent and (ii) to give or withhold any and all consents, requests, notices, directions, approvals, demands, extensions or waivers under or with respect to this Agreement or the obligations in respect of the Originator hereunder to the same extent as the Buyer may do), but without any obligation on the part of any such assignee to perform any of the obligations of the Buyer hereunder. The Originator also agrees that it shall send to "Deal Agent" under the Receivables Purchase
Agreement a copy of all notices required or desired to be given by the Originator to the Buyer hereunder.

                  SECTION 9.06. Term of this Agreement. This Agreement, including, without limitation, the Originator's obligations to observe its covenants set forth in Articles V and VI, and the Collection Agent's obligation to observe its covenants set forth in Article VI, shall remain in full force and effect until the Collection Date; provided, however, that the rights and remedies with respect to any breach of any representation and warranty made or deemed made by Synthetic or the Originator pursuant to Articles III and IV, and the indemnification and payment provisions of Article VIII shall be continuing and shall survive any termination of this Agreement.

                  SECTION 9.07. GOVERNING LAW; CONSENT TO JURISDICTION; WAIVER OF OBJECTION TO VENUE. THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK. THE BUYER, THE ORIGINATOR, AND THE COLLECTION AGENT EACH HEREBY AGREES TO THE JURISDICTION OF ANY FEDERAL COURT LOCATED WITHIN THE STATE OF NEW YORK. EACH OF THE PARTIES HERETO HEREBY WAIVES ANY OBJECTION BASED ON FORUM NON CONVENIENS, AND ANY OBJECTION TO VENUE OF ANY ACTION INSTITUTED HEREUNDER IN ANY OF THE AFOREMENTIONED COURTS AND CONSENTS TO THE GRANTING OF SUCH LEGAL OR EQUITABLE RELIEF AS IS DEEMED APPROPRIATE BY SUCH COURT.


                  SECTION 9.08. WAIVER OF JURY TRIAL. TO THE EXTENT PERMITTED BY APPLICABLE LAW, THE BUYER, THE ORIGINATOR AND THE COLLECTION AGENT EACH WAIVES ANY RIGHT TO HAVE A JURY PARTICIPATE IN RESOLVING ANY DISPUTE, WHETHER SOUNDING IN CONTRACT, TORT, OR OTHERWISE BETWEEN THE PARTIES HERETO ARISING OUT OF, CONNECTED WITH, RELATED TO, OR INCIDENTAL TO THE RELATIONSHIP BETWEEN ANY OF THEM IN CONNECTION WITH THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY. INSTEAD, ANY SUCH DISPUTE RESOLVED IN COURT WILL BE RESOLVED IN A BENCH TRIAL WITHOUT A JURY.

                  SECTION 9.09. Costs, Expenses and Taxes. In addition to the rights of indemnification granted to the Buyer and the Indemnified Parties under
Article VIII hereof, the Originator agrees to pay on demand all costs and expenses of the Buyer and its assignee incurred in connection with the preparation, execution, delivery, administration (including periodic auditing), amendment or modification of, or any waiver or consent issued in connection with, this Agreement and the other documents to be delivered hereunder or in connection herewith, including, without limitation, the reasonable fees and out-of-pocket expenses of counsel for the Buyer and its assignee with respect thereto, and with respect to advising the Buyer and its assignee as to its rights and remedies under this Agreement and the other documents to be delivered hereunder or in connection herewith, and all costs and expenses, if any (including reasonable counsel fees and expenses), incurred by the Buyer and its assignee in connection with the enforcement of this Agreement and the other documents to be delivered hereunder or in connection herewith.

                  SECTION 9.10. Execution in Counterparts; Severability; Integration. This Agreement may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which when taken together shall constitute one and the same agreement. In case any provision in or obligation under this Agreement shall be invalid, illegal or unenforceable in any jurisdiction, the validity, legality and enforceability of the remaining provisions or obligations, or of such provision or obligation in any other jurisdiction, shall not in any way be affected or impaired thereby. This Agreement contains the final and complete integration of all prior expressions by the parties hereto with respect to the subject matter hereof and shall constitute the entire agreement among the parties hereto with respect to the subject matter hereof, superseding all prior oral or written understandings.

                  SECTION 9.11. Confidentiality.  Except to the extent otherwise required by applicable laws, rules or regulation, unless the provider thereof shall otherwise consent in writing the Originator agrees that it shall (i) maintain the confidentiality of information obtained as a result of being a party hereto, to any related documents or to any of the transactions contemplated hereby or thereby (including, without limitation, the contents of any summary of indicative terms and conditions with respect to such transactions, and the provisions of this Agreement and any of the other Originator Documents)("Confidential Information") and (ii) not disclose, deliver or otherwise make available to any third party any part of any such Confidential Information; provided, however, that the Originator may disclose any Confidential Information (w) to its legal counsel, auditors and accountants, (x) as may be required or requested by any governmental authority, regulatory body or rating agency, (y) subject to a written confidentiality agreement having terms substantially similar to this Section 9.11, to any financial institution or other party that extends or is considering the extension of material debt or equity financing to the Originator or (z) as may be required or appropriate in response to a court order or in connection with any litigation; provided further, however, that the Originator shall have no obligation of confidentiality whatsoever in respect of any information which may be generally available to the public or becomes available to the public through no fault of the Buyer.

                  IN WITNESS WHEREOF, the parties have caused this Agreement to be executed by their respective officers thereunto duly authorized, as of the date first above written.

THE ORIGINATOR:                                      SYNTHETIC INDUSTRIES, INC.



                                     By_________________________________
                                          Title:

                                          309 Lafayette Road
                                          Chickamauga, Georgia  30707
                                          Facsimile No.: 706-
                                          Telephone No.: 706-



THE BUYER:                                       SYNTHETIC FUNDING CORPORATION





                                       By_________________________________
                                           Title:

                                           309 Lafayette Road
                                           Chickamauga, Georgia  30707
                                                Facsimile No.: 706-
                                                Telephone No.: 706-

THE COLLECTION AGENT:                       SYNTHETIC INDUSTRIES, INC.






                                         By_________________________________
                                             Title:


                                             309 Lafayette Road
                                             Chickamauga, Georgia  30707
                                             Facsimile No.: 706-
                                             Telephone No.: 706-

                                   SCHEDULE I



                          CONDITION PRECEDENT DOCUMENTS


                  As required by Section 3.01 of the Agreement, each of the following items must be delivered to the Buyer prior to the Closing Date:

                  (a) a copy of this Agreement duly executed by each of the Originator, the Collection Agent and the Buyer;

                  (b) a certificate of the Secretary or Assistant Secretary of the Originator dated the date of this Agreement, certifying (i) the names and true signatures of the incumbent officers of the Originator authorized to sign this Agreement and the other documents to be delivered by it hereunder, (ii) that the copy of the certificate of incorporation of the Originator attached thereto is a complete and correct copy and that such certificate of incorporation has not been amended, modified or supplemented and is in full force and effect, (iii) that the copy of the by-laws of the Originator attached thereto is a complete and correct copy and that such by-laws have not been amended, modified or supplemented and are in full force and effect, and (iv) the resolutions of the Originator's board of directors approving and authorizing the execution, delivery and performance by the Originator of this Agreement and the documents related thereto;

                  (c) Good standing certificate for the Originator issued by the Secretary of State of its jurisdiction of incorporation;

                  (d) Acknowledgment copies of proper financing statements (the "Facility Financing Statements"), dated a date reasonably near to the Closing Date, describing the Receivables and Related Security and (i) naming the Originator as seller of Receivables and Related Security, the Buyer as purchaser, or other, similar instruments or documents, as may be necessary or, in the opinion of the Buyer, desirable under the UCC of all appropriate jurisdictions or any comparable law to perfect the Buyer's interests in all Receivables and Related Security and other Transferred Assets;

                  (e) Acknowledgment copies of proper financing statements, if any, necessary to release all security interests and other rights of any Person in the Receivables and Related Security previously granted by the Originator;

                  (f) Certified copies of requests for information or copies (or a similar search report certified by a party acceptable to the Buyer), dated a date reasonably near to the Closing Date, listing all effective financing statements (including the Facility Financing Statements) which name the Originator and/or Synthetic (under their present names and any previous names) as debtor and which are filed in the jurisdictions in which the Facility Financing Statements were filed, together with copies of such financing statements (none of which, other than the Facility Financing Statements, shall cover any Receivables or Contracts except to the extent permitted under the Intercreditor Agreement);

                  (g) Executed copies of Lock-Box Agreements with each of the Lock-Box Banks and an executed copy of the Collection Account Agreement with the Collection Account Bank;


                  (h) The  Intercreditor  Agreement  executed   by  all  parties
thereto;

                  (i) An opinion of King & Spalding, counsel to the Originator relating to the issues of substantive consolidation and true sale of the Receivables and the related property, in form and substance satisfactory to the Buyer;

                  (j) An opinion of King & Spalding, counsel to the Originator, issued in connection with this Agreement and relating to corporate issues, perfection and priority of security interests, in substantially the form of Exhibit D, and as to such other matters as the Buyer may reasonably request;

                  (k) Original copies of the Receivables Purchase Agreement and all documents described in Section 3.01 of the Receivables Purchase Agreement and not otherwise described above; and

                  (l) A fully and correctly completed Asset Report, as of the last day of the most recently concluded calendar month and a fully and correctly completed Daily Settlement Report as of the most recent Business Day.

                                   SCHEDULE II



                   DESCRIPTION OF CREDIT AND COLLECTION POLICY


                                    Attached.

                                  SCHEDULE III



                      LOCK-BOX BANKS AND LOCK-BOX ACCOUNTS



Lock-Box Bank:

SOUTHTRUST BANK, N.A.
One Georgia Center
600 West Peachtree Street
22nd Floor
Atlanta, GA 30308

Title of Account:                    Account No.                Lock-Box No.

Synthetic Industries                 66-864-572                    A0063

                                   SCHEDULE IV



           TRADENAMES, FICTITIOUS NAMES AND "DOING BUSINESS AS" NAMES


         Product Name

         Fibermesh

                                    EXHIBIT A



                                FORM OF CONTRACTS


                                    Attached.

                                    EXHIBIT B



                           FORM OF LOCK-BOX AGREEMENT





                                                 ____________, 19__



[Name and Address of
  Lock-Box Bank]


                  Re:      Synthetic Industries, Inc.
                           Lock-Box Account No. 66-864-572
                           (the "Lock-Box Account")

Ladies and Gentlemen:

                  The undersigned, Synthetic Industries, Inc. ("Synthetic") hereby notifies you that we have transferred exclusive ownership and control of the above-referenced Lock-Box Account to Synthetic Funding Corporation, a Delaware corporation, and that Synthetic Funding Corporation (the "Seller"), in connection with certain purchase and financing arrangements between the Seller and EagleFunding Capital Corporation (the "Purchaser"), hereby transfers exclusive ownership and control of the above-referenced Lock-Box Account to BancBoston Securities Inc., acting in its capacity as deal agent (the "Deal Agent") for itself and for the Purchaser.

                  In connection with the foregoing, Synthetic, the Seller and the Deal Agent each hereby instructs you, beginning on the date hereof and in accordance with your existing procedures for management of the Lock-Box Account,
(i) to collect and deposit into the Lock-Box Account all monies, checks, instruments and other items of payment received in the related lock-box and (ii) to transfer to the Deal Agent an amount equal to all monies, checks, instruments and other items of payment deposited in the Lock-Box Account on a daily basis. All such transfers shall be made on a daily basis by depository transfer check
(DTC), automated clearing house (ACH) transfer, or wire or otherwise, as the Deal Agent may direct you in its sole discretion, to the following account (the "Collection Account"):

                      BankBoston, N.A.
                      Account No:  __________________
                      Reference:  BancBoston Securities Inc. Collection Account,
                              as Deal Agent for Synthetic Funding Securitization

or to such other account as the Deal Agent may instruct from time to time.

                  The Seller and Synthetic also each hereby notifies you that the Deal Agent shall be irrevocably entitled to exercise any and all rights (if any) of Synthetic and the Seller in respect of or in connection with the Lock-Box Account, including, without limitation, the right to specify when payments are to be made out of or in connection with the Lock-Box Account. All monies in the Lock-Box Account will be held for and in trust for the Deal Agent upon deposit therein and neither Synthetic nor the Seller will have any control over the Lock-Box Account or the funds on deposit therein. Without limiting the generality of the foregoing, neither Synthetic nor the Seller shall have any right to draw against the Lock-Box Account, direct the transfer of funds therein or otherwise assign, pledge or have access to the Lock-Box Account or the funds on deposit therein.

                  You will have no duty to inquire into the source or use of any monies, checks, drafts, instruments or other items or amounts deposited into the Lock-Box Account. The Seller and Synthetic each hereby agrees that any deposits of monies, checks, drafts, instruments or other items into or withdrawals from the Lock-Box Account now or hereafter directed by the Deal Agent are authorized by the Seller and Synthetic, and each of Synthetic and the Seller acknowledges that it has no right to direct such transfers at any time. You shall be fully protected in acting on any instruction of the Deal Agent with respect to the Lock-Box Account without making any inquiry as to the Deal Agent's authority to give such instruction.

                  Notwithstanding anything herein or elsewhere to the contrary, including but not limited to any provision of the Loan and Security Agreement dated as of December 18, 1997, by and between Synthetic and the financial institutions party thereto from time to time as lenders and BankBoston, N.A., as Agent (as the same may be amended, restated, supplemented or otherwise modified from time to time, the "Loan and Security Agreement"), you hereby waive any and all rights to bankers liens and rights to deduct from or set-off against amounts in the Lock-Box Account, except that: (i) in the event that any checks deposited in the Lock-Box Account are returned unpaid to you, the amount thereof shall be charged to the Lock-Box Account, and (ii) any monthly maintenance fees in connection with the Lock-Box Account may also be charged to the Lock-Box Account. The Seller hereby agrees that if there are insufficient funds in the Lock-Box Account to cover any such charges to the Lock-Box Account, then it will pay to you the amount of such deficiency on demand. In the event the Seller fails to reimburse you as set forth above, you may so notify the Deal Agent, and the Deal Agent may, but shall have no obligation to, pay the same.

                  The use of any such checks or electronic or other means of funds transfer, together with the resolutions authorizing the same, are intended to affirm the rights and the interests of the Deal Agent in the Lock-Box Account and all funds deposited therein and not to derogate therefrom.

                  The taxpayer identification number associated with the Lock-Box Account shall be that of the Seller and the Seller will report for federal, state and local income tax purposes the income, if any, earned on funds in the Lock-Box Account.

                  This letter agreement may not be terminated at any time by Synthetic or the Seller, but may be terminated by either you or the Deal Agent upon 30 days' prior written notice to the other and to the undersigned.


                  You will not assign or transfer your rights or obligations hereunder (other than to the Deal Agent) without the prior written consent of the other parties hereto. Subject to the preceding sentence, this letter agreement shall inure to the benefit of and be binding upon all parties hereto and their respective successors and assigns.

                  Any change, amendment, modification or waiver of this letter agreement or any provision hereof will not be effective unless such change, amendment, modification or waiver is in writing and signed by all parties hereto.

                  All notices, demands, instructions and other communications required or permitted to be given to or made upon any party hereto shall be effective if communicated in writing and personally delivered or sent by registered, certified, express or regular mail, postage prepaid, return receipt requested, or by telex, telecopy (receipt promptly confirmed by telephone) or prepaid telegram (with messenger delivery specified in the case of a telegram) or by telephone (promptly confirmed in writing) and shall be deemed to be given for purposes of this letter agreement on the day that such communication is delivered to the intended recipient thereof in accordance with the provisions of this paragraph. Unless otherwise specified in a notice sent or delivered in accordance with the foregoing provisions of this paragraph, notices, demands, instructions and other communications shall be given to or made upon the respective parties hereto at their respective addresses (or to their respective telex, telecopy or telephone numbers) indicated below, or at such other address as any party hereto may notify to the other parties in accordance with the provisions of this paragraph.

         All bank statements on the Lock-Box Account should be sent to the Seller at:

                           Synthetic Funding Corporation
                           309 LaFayette Road
                           Chickamauga, Georgia 30707
                           Attn:

         With a copy to the Deal Agent at:

                           BancBoston Securities Inc.
                           100 Federal Street
                           Boston,  MA  02110
                           Mail Stop:  01-09-02
                           Attn:  John T. Hackett III

                  Each of Synthetic and the Seller consents and agrees to the foregoing, authorizes you to enter into this letter agreement, and agrees to indemnify and hold you harmless from and against any and all claims, actions and suits (whether groundless or otherwise), losses, damages, costs, expenses and liabilities of every nature and character arising out of your compliance with the terms of this letter agreement, except such as result from your gross negligence or willful misconduct, and in no event shall you be liable for any consequential, indirect or special damages and except that losses for uncollected checks shall be the responsibility of the Seller to the extent not set-off against other funds in the Lock-Box Account.


                  You and each of the parties hereto (other than the Seller) hereby agree (which agreement shall, pursuant to the terms of this letter agreement, be binding upon its successors and assigns) that you and each of the parties hereto shall not institute against, or join any other Person in instituting against the Seller any bankruptcy, reorganization, arrangement, insolvency or liquidation proceeding, or other proceeding under any federal or state bankruptcy or similar law, for one year and a day after the payment in full of all of the indebtedness of the Seller and the termination of any of the commitments under each of the "Facility Documents", as such term is defined under the Receivables Purchase Agreement. The provisions of this paragraph shall survive the termination of this letter agreement.

                  This letter agreement shall be governed by and construed in accordance with the internal laws of The Commonwealth of Massachusetts and applicable federal law.

                  This letter agreement may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed and delivered shall be deemed an original and all of which when taken together shall constitute one and the same instrument.

                  This letter agreement constitutes the entire agreement between the parties hereto relating to the Lock-Box Account and the other matters herein described and supersedes any and all prior agreements relating to such matters, including but not limited to the Agency Account Agreement between Synthetic, SouthTrust Bank of Georgia, N.A. and BankBoston, N.A. (formerly known as "The First National Bank of Boston"), dated as of October 20, 1995.

                  [Remainder of Page Intentionally Left Blank]

                  Please agree to the terms of, and acknowledge receipt of, this notice by signing in the space provided below.

                                                Very truly yours,


                                                SYNTHETIC INDUSTRIES, INC.

                                                By:____________________________
                                     Title:
                                                Address:  309 LaFayette Road
                                                      Chickamauga, Georgia 30707
                                   Telephone:
                                    Telecopy:


                                                SYNTHETIC FUNDING CORPORATION


                                                By:____________________________
                                     Title:
                                                Address:  309 LaFayette Road
                                                      Chickamauga, Georgia 30707
                                   Telephone:
                                    Telecopy:



                                                BANCBOSTON SECURITIES INC.,
                                                         as Deal Agent

                                                By:____________________________
                                     Title:
                                                Address: 100 Federal Street
                                                         Boston,  MA  02110
                                                         Mail Stop:  01-09-02
                                                         Attn:  Mitchell Feldman
                                                Telephone:        (617) 434-5760
                                                Telecopy:         (617) 434-9591

Accepted this __th day
of December, 19__

[NAME OF BANK]


By:________________________________
Title:
Address: ___________________
                  -------------------
                  Attn:  ______________
Telephone:        (___) ________
Telecopy:         (___) ________

         The undersigned, BankBoston, N.A. (formerly known as "The First National Bank of Boston") on behalf of itself and in its capacity as agent under
(a) the Fourth Amended and Restated Revolving Credit and Security Agreement among Synthetic Industries, Inc., the financial institutions party thereto from time to time as the "Lenders" and The First National Bank of Boston, as agent for the Lenders, dated October 20, 1995, and (b) the "Loan and Security Agreement" (as defined in the attached letter agreement), hereby agrees that the attached letter agreement supersedes any and all prior agreements relating to Account # 66-864-572 at SouthTrust Bank of Georgia, N.A. (the "Lock-Box Account") and the other matters described in the attached letter agreement, including but not limited to the Agency Account Agreement between itself, Synthetic Industries, Inc. and SouthTrust Bank of Georgia, N.A., dated as of October 20, 1995, and hereby releases, relinquishes and disclaims any and all of its right, title and interest in, to and under the Lock-Box Account, which release shall become effective with respect to such Agency Account upon the effectiveness of the attached letter agreement.



Date: _________________                              BANKBOSTON, N.A.


                                                     By:_______________________
Title:______________________

                                    EXHIBIT C


                              FORM OF ASSET REPORT


                                    Attached.

                                    EXHIBIT D


                  FORM OF OPINION OF COUNSEL FOR THE ORIGINATOR


                                    Attached.

                                    EXHIBIT E




                             FORM OF ORIGINATOR NOTE

                                    Attached.

                                    EXHIBIT E


                                     FORM OF
                          SYNTHETIC FUNDING CORPORATION
                   NON-NEGOTIABLE SUBORDINATED PROMISSORY NOTE

                                                                       [Date]

                  THIS NON-NEGOTIABLE SUBORDINATED PROMISSORY NOTE AND ANY INTEREST REPRESENTED HEREBY SHALL NOT BE TRANSFERRED,
                  ASSIGNED, EXCHANGED, CONVEYED, PLEDGED, HYPOTHECATED, OR OTHERWISE THE SUBJECT OF A GRANT OF A SECURITY INTEREST, ABSENT THE PRIOR WRITTEN CONSENT OF THE HOLDER AND THE DEAL AGENT, AND ANY ATTEMPT TO TRANSFER, ASSIGN, CONVEY, PLEDGE, HYPOTHECATE OR GRANT A SECURITY INTEREST IN THIS NOTE OR ANY INTEREST REPRESENTED HEREBY, EXCEPT WITH THE PRIOR WRITTEN CONSENT OF THE HOLDER AND THE AGENT, SHALL BE VOID AND OF NO EFFECT.



                  SYNTHETIC FUNDING CORPORATION (the "Issuer"), for value received, hereby promises to pay to SYNTHETIC INDUSTRIES, INC. (the "Holder"), or its permitted assigns, at its address for payments set forth in the Originator Purchase Agreement hereinafter referred to, an amount equal to the aggregate principal amount of the Originator Loans, as calculated under the Originator Purchase Agreement from time to time (which amount shall be equal to the Purchase Price of the Purchase made on December ___, 1997 minus the amount of cash paid to the Holder on the date of such Purchase pursuant to Section 2.02(a) of the Originator Purchase Agreement minus the amount of the Purchase Price of the Purchase paid by way of a capital contribution under Section 2.01(c) of the Originator Purchase Agreement, upon the date occurring one year and one day after the occurrence of the Collection Date (the "Final Payment Date"), unless earlier prepaid pursuant to the provisions for repayment referred to herein, to the extent permitted under the terms of the Originator Purchase Agreement, and to pay interest (computed on the basis of a 360-day year and the actual number of days in each calendar year) on the unpaid principal sum, at a variable interest rate per annum equal to the Base Rate, from the date such principal sum is advanced, such interest being payable on (a) __________ __, 1998, and on each Monthly Payment Date thereafter and (b) on the earlier of (1) the date of prepayment and (2) the Final Payment Date, until the principal hereof is paid in full. The Holder shall enter on the grid attached hereto, as Attachment A, information reflecting the date and the amount of any payments made hereon.

                  Payments of the principal of and interest on this Non-negotiable Subordinated Promissory Note (the "Note") will be made in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts by check mailed to, or wire transfer in federal funds to the account of, the Holder as directed by the Holder. If any payment on this Note shall remain unpaid on the due date thereof, the same shall thereafter be payable with interest thereon (to the extent permitted by law) at a variable rate equal to 2% per annum above the Base Rate, from such due date to the date of payment thereof.

                  This Note is issued under the Receivables Purchase and Sale Agreement dated as of December 18, 1997, among Synthetic Industries, Inc., as the originator and the "Collection Agent" thereunder, and the Issuer (as amended, restated, supplemented or otherwise modified from time to time, the "Originator Purchase Agreement"), and is the "Originator Note" described in, and is subject to the terms and conditions set forth in, the Originator Purchase Agreement. This Note represents all or a portion of the Purchase Price for Receivables purchased by the Issuer pursuant to the terms of the Originator Purchase Agreement. Each capitalized term utilized herein which is defined in the Originator Purchase Agreement shall have the meaning ascribed to such term in the Originator Purchase Agreement.

                  This Note is subject to prepayment in full or in part at the option of the Issuer at any time upon three Business Days' prior notice to the Holder, without a premium, subject in all events to the terms of the Originator Purchase Agreement.

                  This Note is subordinate and junior in right and time of payment to all obligations and required payments or deposits of the Issuer in favor of EagleFunding Capital Corporation ("EagleFunding") and/or BancBoston Securities Inc. (as the "Deal Agent" for and on behalf of Eagle Funding and its assignees) (collectively, together with their respective successors and assignees, the "Senior Claimants"), howsoever created, arising or evidenced, whether direct or indirect, absolute or contingent, now or hereafter, or due or to become due on or before the Final Payment Date (collectively, the "Senior Issuer Claims"), pursuant to the following subordination provisions (the "Subordination Provisions"):

                    (A) The Holder agrees upon any distribution of all or any of the assets of the Issuer to creditors of the Issuer upon the dissolution, winding up, total or partial liquidation, arrangement, reorganization, adjustment protection, relief, or composition of the Issuer or its debts, any payment or distribution of any kind in respect of this Note (including, without limitation, cash, property, securities and any payment or distribution which may be payable or deliverable by reason of the payment of any other Debt of the Issuer being subordinated to the payment of this Note) that otherwise would be payable or deliverable upon or with respect to this Note, directly or indirectly, by set-off or in any other manner, including, without limitation, from or by way of liquidation of the Transferred Assets, shall be paid or delivered directly to the Deal Agent for application (in the case of cash) to, or as Related Security or Collections on the Transferred Assets, for the payment or prepayment in full of all amounts payable under the Senior Issuer Claims, until all of the Senior Issuer Claims shall have been indefeasibly paid in full in cash. BancBoston Securities Inc. as the Deal Agent, is irrevocably authorized and empowered (in its own name or in the name of the Holder or otherwise), but shall have no obligation, to demand, sue for, collect and receive every payment or distribution referred to in the preceding sentence and give acquittance therefor and to file claims and proofs of claim and take such other action (including, without limitation, voting this Note and enforcing any security interest or other lien securing payment of this Note) as the Deal Agent may request to (i) collect this Note for the account of itself and the other Senior Claimants and to file appropriate claims or proofs of claim in respect of this Note, (ii) execute and deliver to the Deal Agent such powers of attorney, assignments or other instruments as the Deal Agent may request in order to enable the Deal Agent to enforce any and all claims with respect to, and any security interest and other liens securing payment of, this Note, and (iii) collect and receive any and all payments or distribution which may be payable or deliverable upon or with respect to this Note.

                  (B) All payments or distributions upon or with respect to this Note that are received by the Holder contrary to the provisions of this Note, any of the Originator Purchase Agreement, the Receivables Purchase Agreement, the Intercreditor Agreement or the Lock-Box Agreement, or any of the other documents, agreements and instruments entered into in connection therewith and the transactions contemplated thereby (collectively, the "Facility Documents") shall be received in trust for the benefit of the Senior Claimants, shall be segregated from other funds and property held by the Holder and shall be forthwith paid over to the Deal Agent in the same form as so received (with any necessary endorsement) to be applied (in the case of cash) to, or held as Related Security or Collections (in the case of non-cash property) for the payment or prepayment in full of the Senior Issuer Claims until the Senior Issuer Claims shall have been indefeasibly paid in full in cash. The Holder agrees that no payment or distribution to any of the Senior Claimants pursuant to the provisions of this Note shall entitle the Holder to exercise any rights of subrogation in respect thereof against the Issuer until the Senior Issuer Claims shall have been indefeasibly paid in full and in cash. The Holder and the Issuer hereby waive promptness, diligence, notice of acceptance and any other notice with respect to any of the Senior Issuer Claims and any requirement that the Agent or any other Person protect, secure, perfect or insure any security interest or lien on any property subject thereto or exhaust any right or take any action against the Issuer or any other Person or any assets or property.

                  (C) The Holder agrees and confirms that none of the Senior Claimants (including, without limitation, the Deal Agent) shall have any duty whatsoever to the Holder as holder of this Note and that none of the Senior Claimants shall be liable to the Holder for any action taken or omitted, to the extent authorized under the terms of any Facility Document, with respect to this Note.

                  (D) Prior to the indefeasible payment in full and in cash of all of the Senior Issuer Claims, the Holder will not seek to collect, ask, demand, sue for or take or receive from the Issuer in cash or other property, by set-off or in any other manner, any amounts owing under this Note in any manner, or exercise or enforce any of its rights under this Note.

                  (E) The Holder and the Issuer agree that at no time hereafter will any part of the indebtedness represented by this Note be represented by any negotiable instruments or other writings except this Note.

                  (F) The Holder and the Issuer waive notice of and consent to the creation of additional Senior Issuer Claims from time to time pursuant to the other Facility Documents, and any other obligation, any extensions granted by any of the Senior Claimants with respect thereto, the taking or releasing of collateral or any obligors or guarantors for the payment thereof, and the releasing of the Holder or any other subordinating creditors. No failure or delay by any of the

Senior Claimants to exercise any right granted herein, or in any other agreement or bylaw shall constitute a waiver of such right or of any other right.

                  (G) The Holder and the Issuer agree to execute and deliver to any of the Senior Claimants, such additional documents, and to take such further actions as any of such Senior Claimants may hereafter reasonably require to evidence the subordination of this Note.

                  (H) The terms of this Note and the subordination effected hereby and the rights of the Senior Claimants, and the obligations of the Holder and the Issuer arising hereunder and under the Originator Purchase Agreement, shall not be affected, modified or impaired in any manner or to any extent by
(i) any amendment or modification of or supplement to any provision of any Facility Document, or any instrument or document executed or delivered pursuant thereto or in connection with the transactions contemplated thereby; (ii) the validity or enforceability of any of such documents; (iii) any exercise or non-exercise of any right, power or remedy under or in respect of any of the Issuer or the Senior Issuer Claims or any agreements, instruments or documents related thereto or arising at law or equity; or (iv) any waiver, consent release, indulgence, extension, renewal, modification, delay or other action, inaction, or omission in respect of the Issuer, the Senior Issuer Claims or any of the instruments, documents or agreements related thereto.
                  (I) All payments of principal, interest and all other amounts payable in respect of the Senior Issuer Claims must be paid before any portion of the principal amount of this Note may be paid or prepaid. All payments of principal, interest and all other amounts then due and payable in respect of the Senior Issuer Claims must be paid before any portion of the accrued interest on this Note may be paid on any day. All scheduled payments of principal and interest then due on this Note shall be payable only to the extent that the Issuer has available funds to make such payments, and is permitted to make such payments under the Facility Documents (including, without limitation, the Originator Purchase Agreement).

                  The Holder, and any assignee of the Holder, by accepting this Note, hereby agrees to the Subordination Provisions. Neither this Note nor any right of the Holder to receive any payment thereunder, shall be assigned, transferred, exchanged, pledged, hypothecated, participated or otherwise conveyed; provided, however, that the Holder may pledge or otherwise transfer this Note with the prior written consent of the Issuer and the Deal Agent; provided, further, that any assignee of this Note shall be bound by all of the terms applicable to this Note set forth in the Facility Documents.


                  The Holder of this Note and any of its assignees, by its acceptance hereof, hereby covenants and agrees that it will not at any time institute against the Issuer, or join any other Person in instituting against the Issuer, any proceedings of the type referred to in clause (i) of Section 7.01(f) of the Originator Purchaser Agreement, or take any corporate action in furtherance of any such action.

                  This Note shall be governed by, and construed in accordance with, the laws of the State of New York.

                  IN WITNESS WHEREOF, the Issuer has caused this instrument to be duly executed manually by its undersigned officer duly authorized thereunto.



Dated: December __, 1997



                                                   SYNTHETIC FUNDING CORPORATION


                                                   By: _________________________
                                                              Name:
                                                              Title:

                               [Execution Version]
                                   [Synthetic]













                     RECEIVABLES PURCHASE AND SALE AGREEMENT

                          Dated as of December 18, 1997

                                      Among


                           SYNTHETIC INDUSTRIES, INC.,


                                as the Originator

                                       and

                         SYNTHETIC FUNDING CORPORATION,

                                  as the Buyer

                                       and

                           SYNTHETIC INDUSTRIES, INC.

                             as the Collection Agent


                                TABLE OF CONTENTS


ARTICLE IDEFINITIONS..............................................................................................1
         SECTION 1.01.  Certain Defined Terms.....................................................................1
         SECTION 1.02.  Accounting & Certain Other Terms.........................................................11
         SECTION 1.03.  Other Terms..............................................................................11
         SECTION 1.04.  Computation of Time Periods..............................................................12

ARTICLE IIAMOUNTS AND TERMS OF THE PURCHASES.....................................................................12
         SECTION 2.01.  Agreement to Purchase....................................................................12
         SECTION 2.02.  Payment for the Purchases................................................................13
         SECTION 2.03.  Settlement Procedures....................................................................14
         SECTION 2.04.  Payments and Computations, Etc...........................................................16
         SECTION 2.05. Transfer of Records to the Buyer..........................................................16

ARTICLE IIICONDITIONS OF PURCHASES...............................................................................17
         SECTION 3.01.  Conditions Precedent to Initial Purchase.................................................17
         SECTION 3.02.  Conditions Precedent to All Purchases and Remittances of Collections.....................17
         SECTION 3.03.  Effect of Payment of Purchase Price......................................................17

ARTICLE IVREPRESENTATIONS AND WARRANTIES.........................................................................18
         SECTION 4.01.  Representations and Warranties of the Originator.........................................18

ARTICLE VGENERAL COVENANTS.......................................................................................23
         SECTION 5.01.  General Covenants........................................................................23

ARTICLE VIADMINISTRATION, COLLECTION AND MONITORING OF ASSETS....................................................28
         SECTION 6.01.  Appointment and Designation of the Collection Agent......................................28
         SECTION 6.02.  Collection of Receivables by the Collection Agent; Extensions and Amendments of
                  Receivables....................................................................................29
         SECTION 6.03.  Distribution and Application of Collections..............................................29
         SECTION 6.04.  Other Rights of the Buyer................................................................30
         SECTION 6.05.  Records; Audits..........................................................................30
         SECTION 6.06.  Receivable Reporting.....................................................................31
         SECTION 6.07.  Collections and Lock-Boxes...............................................................31
         SECTION 6.08.  UCC Matters; Protection and Perfection of Transferred Assets.............................32
         SECTION 6.09.  Obligations of the Originator With Respect to Receivables................................33
         SECTION 6.10.  Applications of Collections..............................................................34
         SECTION 6.11.  Annual Servicing Report of Independent Public Accountants................................34

ARTICLE VIIEVENTS OF TERMINATION.................................................................................35
         SECTION 7.01.  Events of Termination....................................................................35

ARTICLE VIIIINDEMNIFICATION......................................................................................37
         SECTION 8.01. Indemnities by the Originator.............................................................37

ARTICLE IXMISCELLANEOUS..........................................................................................40
         SECTION 9.01.  Amendments and Waivers...................................................................40
         SECTION 9.02.  Notices, Etc.............................................................................40
         SECTION 9.04.  No Waiver; Remedies......................................................................40
         SECTION 9.05.  Binding Effect; Assignability............................................................41
         SECTION 9.06.  Term of this Agreement...................................................................41
         SECTION 9.07.  GOVERNING LAW; CONSENT TO JURISDICTION;
             WAIVER OF OBJECTION TO VENUE........................................................................41
         SECTION 9.08.  WAIVER OF JURY TRIAL.....................................................................42
         SECTION 9.09.  Costs, Expenses and Taxes................................................................42
         SECTION 9.10.   Execution in Counterparts; Severability; Integration....................................42
         SECTION 9.11.  Confidentiality..........................................................................43


                         LIST OF SCHEDULES AND EXHIBITS

SCHEDULES

SCHEDULE I        Condition Precedent Documents

SCHEDULE II       Description of Credit and Collection Policy

SCHEDULE III      Lock-Box Banks and Lock-Box Accounts

SCHEDULE IV       Tradenames, Fictitious Names and "Doing Business As" Names


EXHIBITS

EXHIBIT A                  Form of Contracts

EXHIBIT B                  Form of Lock-Box Agreements

EXHIBIT C                  Form of Asset Report

EXHIBIT D                  Form of Opinion of Counsel for the Originator

EXHIBIT E                  Form of Originator Note











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